Exhibit 99.1

STOCK PURCHASE AGREEMENT among AUXILIO, INC., DELPHIIS, INC. CERTAIN STOCKHOLDERS OF DELPHIIS, INC. And MIKE GENTILE, as Seller Representative Effective July 1, 2014

TABLE OF CONTENTS

Page
ARTICLE I DEFINITIONS	1

ARTICLE II SALE AND PURCHASE OF SHARES		8
2.1	Sale and Purchase of Shares	8
2.2	Purchase Price	8
2.3	Closing	9
2.4	Purchase Price Allocation	9
2.5	Withholding	9

ARTICLE III REPRESENTATIONS AND WARRANTIES REGARDING THE SELLER		10
3.1	Authority	10
3.2	Share Ownership	10
3.3	No Conflicts	10
3.4	Litigation	10
3.5	No Brokers’ Fees	10
3.6	Securities Law	11

ARTICLE IV REPRESENTATIONS AND WARRANTIES REGARDING THE RELATED COMPANIES		12
4.1	Organization, Qualification and Corporate Power	12
4.2	Capitalization	12
4.3	Authority	12
4.4	No Conflicts	13
4.5	Financial Statements	13
4.6	Absence of Certain Changes	14
4.7	No Undisclosed Liabilities	16
4.8	Title to and Sufficiency of Assets	16
4.9	Tangible Personal Property; Condition of Assets	16
4.10	Accounts Receivable; Accounts Payable	16
4.11	Intentionally Blank
4.12	Real Property	17
4.13	Contracts	17
4.14	Intellectual Property	18
4.15	Tax	19
4.16	Legal Compliance	21
4.17	Litigation	21
4.18	Service Warranties	21
4.19	Environmental	22
4.20	Employees	22
4.21	Employee Benefits	22
4.22	Customers and Suppliers	25
4.23	Transactions with Related Persons	25
4.24	Indebtedness and Guaranties	25
4.25	Capital Expenditures	25
4.26	Insurance	25
4.27	No Acceleration of Rights and Benefits	26
4.28	No Brokers’ Fees	26
4.29	Disclosure	25

i

ARTICLE V REPRESENTATIONS AND WARRANTIES REGARDING THE BUYER		26
5.1	Organization and Authority	26
5.2	No Conflicts	26
5.3	Auxilio Stock	26
5.4	Litigation	27
5.5	No Brokers’ Fees	27
5.6	Investment Intent	27

ARTICLE VI CLOSING CONDITIONS		27
6.1	Conditions to the Buyer’s Obligations	27
6.2	Conditions to the Seller’s Obligations	29

ARTICLE VII POST-CLOSING COVENANTS		29
7.1	Litigation Support	29
7.2	Transition	29
7.3	Confidentiality	29
7.4	Non-Competition	30
7.5	Forfeiture of Escrow Funds	31
7.6	Change and Use of Name	31
7.7	Escrow Agreement	31

ARTICLE VIII INDEMNIFICATION		32
8.1	Indemnification by the Seller	32
8.2	Indemnification by the Buyer	33
8.3	Survival and Time Limitations	33
8.4	Limitations on Indemnification by the Seller	33
8.5	Claims Against the Company	33
8.6	Manner of Payment	34
8.7	Third-Party Claims	34
8.8	Other Indemnification Matters	35
8.9	Exclusive Remedy	35

ARTICLE IX TAX MATTERS		35
9.1	Tax Indemnification	36
9.2	Tax Periods Ending on or Before the Closing Date	36
9.3	Tax Periods Beginning Before and Ending After the Closing Date	36
9.4	Cooperation on Tax Matters	36
9.5	Certain Transfer Taxes	37

ARTICLE X MISCELLANEOUS		37
10.1	Seller Representative	36
10.2	No Third-Party Beneficiaries	38
10.3	Entire Agreement	38
10.4	Successors and Assigns	38
10.5	Counterparts	38
10.6	Notices	38
10.7	JURISDICTION; SERVICE OF PROCESS	39
10.8	Resolution of Disputes	39
10.9	Governing Law	40

10.10	Amendments and Waivers	40
10.11	Severability	41
10.12	Expenses	41
10.13	Construction	41
10.14	Specific Performance	42
10.15	Further Assurances	42

EXHIBITS
A	Employment Agreement
B	Independent Contractor Agreement
C	Escrow Agreement
D	Seller Questionnaire

SCHEDULES
2.1	Capitalization
2.4	Purchase Price Allocation
3.6(c)	Accredited Investor Status
4.1	Organization
4.4	Conflicts and Consents
4.5	Financial Statements
4.6	Certain Changes
4.7	Undisclosed Liabilities
4.8	Exceptions to Title
4.9	Tangible Personal Property
4.10(a)	Accounts Receivable
4.10(b)	Accounts Payable
4.12	Real Property
4.13	Material Contracts
4.14	Intellectual Property
4.15	Tax Returns, Audits and Elections
4.16	Permits
4.17	Litigation and Orders
4.18	Product and Service Warranties
4.19	Environmental
4.20(a)	Employees
4.20(b)	Union Matters
4.21	Employee Benefit Plans
4.22	Major Customers
4.23	Related Persons Transactions
4.24	Indebtedness and Guaranties
4.25	Capital Expenditures
4.26	Insurance
8.1	Indemnification

STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement (this “Agreement”) is entered into as of July 7, 2014, by and among Auxilio, Inc., a Nevada corporation (the “Buyer”), Delphiis, Inc., a California corporation (the “Company”), each stockholder of the Company that is identified on the signature pages to this Agreement (individually, a “Seller” and collectively, the “Sellers”), and Mike Gentile, in his capacity as the Seller Representative, as appointed pursuant to Section 10.1 hereof (the “Seller Representative”).

STATEMENT OF PURPOSE

The Sellers own all of the outstanding capital stock of the Company, which is engaged in the business of providing, among other things, IT Risk Management SAAS and managed services (such business operations as conducted on the Closing Date, consistent with past practice, are hereinafter referred to as the “Business”).  Pursuant to this Agreement, the Buyer hereby agrees to purchase from the Sellers, and the Sellers hereby agree to sell to the Buyer, all of the outstanding capital stock of the Company for the consideration and on the terms and subject to the conditions set forth in this Agreement.

ARTICLE I

DEFINITIONS

“Accounts Payable” means all trade and other accounts payable, including accrued expenses, owed by the Company.

“Accounts Receivable” means all trade and other accounts receivable and other Indebtedness owing to the Company.

“Active Employees” means all employees employed by the Company, including employees on temporary leave of absence, including family medical leave, military leave, temporary disability or sick leave, but excluding employees on long-term disability leave.

“Affiliate” means, with respect to a specified Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with, the specified Person.  The term “control” means (a) the possession, directly or indirectly, of the power to vote 50% or more of the securities or other equity interests of a Person having ordinary voting power, (b) the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a Person, by contract or otherwise, or (c) being a director, officer, executor, trustee or fiduciary (or their equivalents) of a Person or a Person that controls such Person.  With respect to a Person who is an individual, “control” by the spouse of such Person, or by any ancestor or descendant of such Person or such Person’s spouse who resides in the same house as such Person, shall be deemed control by such Person.

“Affiliated Group” means an affiliated group as defined in Code Section 1504 (or any analogous combined, consolidated or unitary group defined under state, local or foreign income Tax law).

“Agreement” is defined in the opening paragraph.

“Allocation Schedule” is defined in Section 2.6.

“Assets” is defined in Section 4.8.

“Auxilio Stock” means the shares of common stock, par value $0.001 per share, of Buyer.

“Average Closing Price” is defined in Section 2.2(b).

“Balance Sheet” means the balance sheets of the Company as of December 31, 2012 and December 31, 2013, and the notes thereto, all of which are attached to Schedule 4.5.

“Basket” is defined in Section 8.4

“Business” is defined in the Statement of Purpose.

“Business Day” means any day that is not a Saturday, Sunday or a Federal public holiday.

“Buyer” is defined in the opening paragraph.

“Buyer Indemnitees” is defined in Section 8.1(a).

“Cap” is defined in Section 8.4.

“Cash Consideration” is defined in Section 2.2(c).

“Cash Escrow Amount” is defined in Section 2.2(e).

“Closing” is defined in Section 2.3.

“Closing Date” is defined in Section 2.3.

“Closing Date Debt” means all Indebtedness, if any, of the Company outstanding immediately prior to the Closing.

 “Coastline” means Coastline Consulting, Inc., a California corporation

 “COBRA” means the requirements of Part 6 of Subtitle B of Title I of ERISA and Code Section 4980B.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company” means the Company and, to the extent relevant to the Liabilities of the Company, any predecessor of the Company, including specifically Delphiis LP.

“Company Benefit Plan” means each Employee Benefit Plan (as defined below) that is sponsored, maintained or contributed to by the Company or any of its ERISA Affiliates, or with respect to which the Company or any of its ERISA Affiliates has any direct or indirect obligation to make contributions or with respect to which the Company or any of its ERISA Affiliates has or could incur any liability.

 “Confidential Information” means information concerning the Business or the affairs of the Company, including information relating to customers, clients, suppliers, distributors, investors, lenders, consultants, independent contractors or employees, customer and supplier lists, price lists and pricing policies, cost information, financial statements and information, budgets and projections, business plans, production costs, market research, marketing plans and proposals, sales and distribution strategies, processes and business methods, technical information, pending projects and proposals, new business plans and initiatives, research and development projects, inventions, discoveries, ideas, technologies, trade secrets, know-how, formulae, technical data, designs, patterns, marks, names, improvements, industrial designs, mask works, compositions, works of authorship and other Intellectual Property, devices, samples, plans, drawings and specifications, photographs and digital images, computer software and programming, all other confidential information and materials relating to the Business or affairs of the Company, and all notes, analyses, compilations, studies, summaries, reports, manuals, documents and other materials prepared by or for the Company containing or based in whole or in part on any of the foregoing, whether in verbal, written, graphic, electronic or any other form and whether or not conceived, developed or prepared in whole or in part by the Company.

“Consent” means any consent, approval, authorization, permission or waiver.

“Contract” means any contract, obligation, understanding, commitment, lease, license, purchase order, work order, bid or other agreement, whether written or oral and whether express or implied, together with all amendments and other modifications thereto.

“Contract Loss” means a Loss resulting from the cost of performance of a Contract exceeding the revenue derived from such Contract.

“Customer” means any Person who is or was a customer or client of the Company on the date of this Agreement or during the 12 month period prior to such date.

“Debt Assumption” is defined in Section 2.2(d).

“Dispute” is defined in Section 10.8.

“Employee Benefit Plan” means, whether written or unwritten, any (a) qualified or nonqualified Employee Pension Benefit Plan or deferred compensation or retirement plan or arrangement, (b) Employee Welfare Benefit Plan, (c) equity-based plan or arrangement (including any stock option, stock purchase, stock ownership, stock appreciation or restricted stock plan) or material fringe benefit or other incentive plan or arrangement, or (d) employment, consulting, bonus, incentive, vacation, sick leave, severance, termination, retention, change of control, profit-sharing, disability, medical, life insurance, scholarship or tuition reimbursement, fringe benefit or other similar plan, program, agreement, payroll practice or commitment.

“Employee Pension Benefit Plan” has the meaning set forth in ERISA Section 3(2), whether or not such plan is subject to ERISA.

“Employee Welfare Benefit Plan” has the meaning set forth in ERISA Section 3(1), whether or not such plan is subject to ERISA.

“Employment Agreements” means the Employment Agreements between the Company and those persons identified in Section 6.1(b)(iv), in the form of Exhibit A.

“Encumbrance” means any lien, mortgage, pledge, encumbrance, charge, security interest, adverse or other claim, community property interest, condition, equitable interest, option, warrant, right of first refusal, easement, profit, license, servitude, right of way, covenant, zoning or other restriction of any kind or nature.

“Environmental Law” means any Law relating to the environment, health or safety, including any Law relating to the presence, use, production, generation, handling, management, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control or cleanup of any material, substance or waste limited or regulated by any Governmental Body.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means, with respect to any entity, trade or business, any other entity, trade or business that is a member of a group described in Code Section 414(b), (c), (m) or (o) or ERISA Section 4001(b)(l) that includes the first entity, trade or business, or that is a member of the same “controlled group” as the first entity, trade or business pursuant to ERISA Section 4001(a)(14), without regard to whether or not each such entity, trade or business is subject to the Code or ERISA.

“Escrow Agent” has the meaning set forth in the Escrow Agreement.

“Escrow Agreement” means the Escrow Agreement among the Buyer, the Seller and the Escrow Agent, in the form of Exhibit C.

“Escrow Funds” means the cash held pursuant to the Escrow Agreement as of any date of determination.

“Financial Statements” is defined in Section 4.5(a).

“GAAP” means generally accepted accounting principles in the United States as set forth in pronouncements of the Financial Accounting Standards Board (and its predecessors) and the American Institute of Certified Public Accountants and, unless otherwise specified, as in effect on the date hereof or, with respect to any financial statements prepared prior to the date hereof, the date such financial statements were prepared.

“Governmental Body” means any federal, state, local, foreign or other government or quasi-governmental authority or any department, agency, subdivision, court or other tribunal of any of the foregoing.

“Hazardous Substance” means any existing, stored or transported material, substance or waste that is limited or regulated by any Governmental Body or, even if not so limited or regulated, could pose a hazard to the health or safety of the occupants of the Real Property or adjacent properties or any property or facility formerly owned, leased or used by the Company.  The term includes asbestos, polychlorinated biphenyls, petroleum products and all materials, substances and wastes regulated under any Environmental Law.

“Indebtedness” means as to any Person at any time: (a) obligations of such Person for borrowed money; (b) obligations of such Person evidenced by bonds, notes, debentures or other similar instruments; (c) obligations of such Person to pay the deferred purchase price of property or services (including obligations under noncompete, consulting or similar arrangements), except trade accounts payable of such Person arising in the Ordinary Course of Business that are not past due by more than 90 days or that are being contested in good faith by appropriate proceedings diligently pursued and for which adequate reserves have been established on the financial statements of such Person; (d) any indebtedness arising under capitalized leases, conditional sales Contracts or other similar title retention instruments; (e) indebtedness or other obligations of others directly or indirectly guaranteed by such Person; (f) obligations secured by an Encumbrance existing on any property or asset owned by such Person; (g) reimbursement obligations of such Person relating to letters of credit, bankers’ acceptances, surety or other bonds or similar instruments; (h) Liabilities of such Person relating to unfunded, vested benefits under any Employee Benefit Plan (excluding obligations to deliver stock pursuant to stock options or stock ownership plans); (i) net payment obligations incurred by such Person pursuant to any hedging agreement; (j) all liabilities under any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement or other similar agreement designed to protect such Person against fluctuations in interest rates; and (k) all interest, fees and other expenses owed with respect to indebtedness described in the foregoing clauses (a) through (j).

“Indemnified Party” is defined in Section 8.7(a).

“Indemnifying Party” is defined in Section 8.7(a).

“Independent Contractor Agreement” means the independent contractor agreement between the Company and Blackbox Technology Consulting Corp., in the form of Exhibit B.

“Insurance Policies” is defined in Section 4.26.

“Intellectual Property” means (a) inventions (whether patentable or unpatentable and whether or not reduced to practice), improvements thereto, and patents, patent applications, and patent disclosures, together with re-issuances, continuations, continuations-in-part, revisions, extensions and reexaminations thereof; (b) trademarks, service marks, trade dress, logos, trade names, and corporate names, together with translations, adaptations, derivations and combinations thereof and including goodwill associated therewith, and applications, registrations, and renewals in connection therewith; (c) copyrightable works, copyrights, and applications, registrations and renewals in connection therewith; (d) mask works and applications, registrations and renewals in connection therewith; (e) trade secrets and Confidential Information; (f) computer software, in object and source code format (including data and related documentation); (g) plans, drawings, architectural plans and specifications; (h) websites; (i) other proprietary rights; and (j) copies and tangible embodiments and expressions (in whatever form or medium) of any of the foregoing, including all improvements and modifications thereto and derivative works thereof.

“Interim Balance Sheet” is defined in Section 4.5(a).

“Interim Date” is defined in Section 4.6.

“IRS” means the U.S. Internal Revenue Service.

“Knowledge” of any Person means (a) the actual knowledge of such Person.  References to the “Seller’s Knowledge” mean the actual knowledge of the Seller.  References to the “Company’s Knowledge” mean the actual knowledge of Mike Gentile, Tiffany Gentile and Jason Houlden.

“Law” means any federal, state, local, foreign or other law, statute, ordinance, regulation, rule, regulatory or administrative guidance, Order, constitution, treaty, principle of common law or other restriction of any Governmental Body.

“Lease” is defined in Section 4.12.

“Liability” means any liability, obligation or commitment of any kind or nature, whether known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, or due or to become due.

“License” is defined in Section 4.14.

“Loss” means any loss, claim, demand, Order, damage (including, without limitation, consequential damages), penalty, fine, cost (including any opportunity cost), settlement payment, Liability, Tax, Encumbrance, diminution of value, expense, fee, court costs or reasonable attorneys’ fees and expenses; provided, however, that “Loss” excludes indirect, consequential and punitive damages and the application of any multiples (including multiples of the purchase price) when determining damages, except in the case of fraud or to the extent actually awarded to a Government Body or other third party.

“Major Customers” is defined in Section 4.22(a).

“Material Adverse Effect” means any result, occurrence, fact, change, event or effect that would be or could reasonably be expected to be, either individually or in the aggregate (taking into account all other results, occurrences, facts, changes, events or effects), materially adverse to the Business, assets, Liabilities, capitalization, condition (financial or otherwise), operating results, operations or prospects of the Company, or to the ability of the Company and the Seller to timely consummate the Transactions.

“Material Contract” is defined in Section 4.13.

 “Order” means any order, award, decision, injunction, judgment, ruling, decree, charge, writ, subpoena or verdict entered, issued, made or rendered by any Governmental Body or arbitrator.

“Organizational Documents” means (a) the certificate or articles of incorporation and bylaws, (b) any documents comparable to those described in clause (a) as may be applicable pursuant to any Law and (c) any amendment or modification to any of the foregoing.

“Ordinary Course of Business” means the ordinary course of the conduct of the Business by the Company, consistent with past operating practices.

“Party” means the Buyer, the Company and the Sellers.

 “Permit” means any permit, license or Consent issued by any Governmental Body or pursuant to any Law.

“Permitted Encumbrance” means (a) any mechanic’s, materialmen’s or similar statutory lien incurred in the Ordinary Course of Business for monies not yet due, (b) any lien for Taxes not yet due, and (c) any purchase money lien or lien securing rental payments under capital lease arrangements to the extent related to the assets purchased or leased.

“Person” means any individual, corporation, limited liability company, partnership, company, sole proprietorship, joint venture, trust, estate, association, organization, labor union, Governmental Body or other entity.

“Pre-Closing Tax Period” is defined in Section 9.1(a).

“Proceeding” means any proceeding, charge, complaint, claim, demand, notice, action, suit, litigation, hearing, audit, investigation, arbitration or mediation (in each case, whether civil, criminal, administrative, investigative or informal) commenced, conducted, heard or pending by or before any Governmental Body, arbitrator or mediator.

“Purchase Price” is defined in Section 2.2(a).

“Real Property” is defined in Section 4.12.

“Related Person” means (a) with respect to a specified individual, any member of such individual’s Family and any Affiliate of any member of such individual’s Family, and (b) with respect to a specified Person other than an individual, any Affiliate of such Person and any member of the Family of any such Affiliates that are individuals.  The “Family” of a specified individual means the individual, such individual’s spouse and former spouses, any other individual who is related to the specified individual or such individual’s spouse or former spouse within the third degree, and any other individual who resides with the specified individual.

“Representative” means, with respect to a particular Person, any director, officer, employee, agent, consultant, advisor or other representative of such Person, including legal counsel, accountants and financial advisors.

“Restricted Contracts” is defined in Section 4.4.

“Restricted Period” means the period commencing on the date hereof and ending on the 3rd anniversary of such date.

“Restricted Territory” means the United State of America.

“SEC” means the United States Securities and Exchange Commission.

 “Securities Act” means the Securities Act of 1933, as amended.

“Securities Consideration” is defined in Section 2.2(b).

“Seller” is defined in the opening paragraph.

“Seller’s Transaction Expenses” means all costs and expenses incurred by or on behalf of the Seller or the Company or for which the Company is liable or any of its assets are subject in connection with the preparation and execution of this Agreement and the other Transaction Documents and the transactions contemplated hereby or thereby.

“Services” is defined in Section 7.4(a)(ii).

“Share” means any issued and outstanding share of common stock, no par value, of the Company.

“Straddle Period” is defined in Section 9.1(b).

“Subcontract” is defined in Section 4.13(c).

“Tangible Personal Property” is defined in Section 4.9.

“Tax” means (A) any federal, state, local, foreign or other income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code Section 59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, general service, alternative or add-on minimum, estimated or other tax of any kind whatsoever, however denominated, or computed, and including any interest, penalty, or addition thereto, whether disputed or not; (B) Liability for the payment of any amounts of the type described in clause (A) arising as a result of being (or ceasing to be) a member of any Affiliated Group (or being included (or required to be included) in any Tax Return relating thereto); and (C) Liability for the payment of any amounts of the type described in clause (A) or (B) as a transferee or successor, by Contract or from any express or implied obligation to indemnify or otherwise assume or succeed to the Liability of any other Person.

“Tax Return” means any return, declaration, report, claim for refund, or information return or other document or statement relating to Taxes, including any form, schedule or attachment thereto and any amendment or supplement thereof.

“Third-Party Claim” is defined in Section 8.7(a).

“Trading Day” means any day on which the New York Stock Exchange is open for trading, whether or not any of the Auxilio Stock is actually traded on that exchange or on that day.

“Transactions” means the transactions contemplated by the Transaction Documents.

“Transaction Documents” means this Agreement, the Escrow Agreement, the Employment Agreements, and all other written agreements, documents and certificates contemplated by any of the foregoing documents.

“Transaction Payments” includes, without limitation (i) all of the Sellers’ Transaction Expenses, if any, and (ii) all severance, change in control, stay-pay, bonus or other similar payments to any current or former employees, officers, directors or managers of the Company or any of its Affiliates arising as a result of the Transactions, together, without duplication, with any Taxes payable as a result of such payments; except in either case to the extent such have been paid and fully discharged by the Sellers or the Company prior to the Closing.

“Transfer Taxes” is defined in Section 9.5.

“Unobtained Consents” is defined in Section 4.4.

ARTICLE II

SALE AND PURCHASE OF SHARES

2.1 Sale and Purchase of Shares.  Subject to the terms and conditions of this Agreement, the Buyer will purchase from each Seller, and each Seller will sell and deliver to the Buyer, all of the Shares owned by such Seller and set forth opposite each Seller’s name on Schedule 2.1 which Shares equal one hundred percent (100%) of the issued and outstanding Shares of the Company.

2.2 Purchase Price.

(a) The total consideration for the Shares (the “Purchase Price”) shall be the sum of the Securities Consideration, the Cash Consideration, and the Debt Assumption, each as hereinafter defined.

(b) The “Securities Consideration” shall be 930,406 shares of Auxilio Stock, which is that number of shares of Auxilio Stock having an aggregate value of $1,250,000.00, such value to be calculated based upon a price per share equal to the average of the closing price of Auxilio Stock on the OTC Markets for the 20 most recent Trading Days prior to the Closing Date (the “Average Closing Price”), rounded up to the nearest whole number of shares.

(c) The “Cash Consideration” shall be that amount of cash equal to:

(i) $1,000,000;

minus	(iv) any Transaction Payments, to the extent such Transaction Payments in the aggregate exceed $12,000.

        (d) The “Debt Assumption” shall be equal to $463,722.96 which is currently owed by the Company to Mike Gentile, Coastline and Jason Houlden.  Of such amount, $363,722.96 is represented by those certain amended and restated promissory notes (the “Notes”) dated of even date herewith.  The Notes bear interest at the rate of 4% per annum, and the Company is to make quarterly interest-only payments on the total principal amount outstanding at the end of each calendar quarter.  The Notes have a maturity date which is 24 months from the date of this Agreement and contain no prepayment penalty.  Pursuant to the terms of the Notes, the Company will pay (i) fifty percent (50%) of the outstanding amount due under such Notes at such time as the Company achieves $1,500,000 of bookings measured from the date of this Agreement, and (ii) the remaining fifty percent (50%) will be paid at such time as the Company achieves $4,000,000 of bookings measured from the date of this Agreement, all as set forth in the Notes.  The Notes will not be subject to offset and all interest and principal thereunder will be due immediately upon a sale of the Company or substantially all of the assets of the Company by Buyer, other than to an Affiliate.  The Company shall pay the remaining $100,000 to Mr. Gentile, Coastline and Mr. Houlden upon the Company’s collection of $100,000 from accounts receivable outstanding as of June 30, 2014, measured from the Closing Date (and after all payroll expenses have been satisfied), as follows:  (x) $43,875.94 to Mr. Gentile; (y) $27,011.85 to Coastline; and (z) $29,112.21 to Mr. Houlden.  Buyer represents and warrants that Buyer is not prohibited under any other contract or agreement which would prohibit Buyer from making the foregoing payments.

(e) At the Closing, subject to the terms and conditions of this Agreement,

(i) each Seller shall transfer all of the Shares owned by such Seller to the Buyer by delivering to the Buyer the certificates therefor, with all necessary endorsements and assurances in order to permit immediate registration of the transfer thereof on the books of the Company, free and clear of any Encumbrances (other than restrictions on transfer imposed by applicable securities Law), accompanied by duly executed stock powers, in form and substance reasonably satisfactory to the Buyer, and

(ii) against receipt of the Shares, the Buyer shall pay the Securities Consideration and the Cash Consideration as follows:  (A) 930,406 shares of Auxilio Stock, having an aggregate value of approximately $1,250,000 based on the Average Closing Price, shall be delivered to the Sellers, pro rata among the Sellers in proportion to each Seller’s ownership of the Shares; and (B) $100,000 of the Cash Consideration (the “Cash Escrow Amount”) shall be remitted to the Escrow Agent, to be held and disbursed by it pursuant to the terms of the Escrow Agreement, and the balance of the Cash Consideration shall be paid to the Sellers, pro rata among the Sellers in proportion to each Seller’s ownership of the Shares, by wire transfers of immediately available funds to bank accounts designated by the Sellers.  Sellers shall designate such bank accounts at least two Business Days prior to the Closing Date.

2.3 Closing.  The closing of the Transactions to be performed on the Closing Date (the “Closing”) will take place remotely via the exchange of documents and signatures on such date as the Buyer and the Seller’s Representative may mutually determine, but for all purposes shall be effective as of July 1, 2014 (the “Closing Date”).  The sale, assignment, transfer and conveyance to the Buyer of the Shares will be deemed effective as 12:01 a.m. on the Closing Date.

2.4 Purchase Price Allocation.  The consideration payable by the Buyer to the Sellers pursuant to this Agreement shall be allocated as set forth in Schedule 2.4 annexed hereto.  The Buyer and the Sellers agree that such allocation will be binding on all parties for federal, state and local income tax purposes in connection with the transactions contemplated hereby, and will be consistently reflected by each party on its respective income Tax Returns.  The Buyer and the Sellers agree to prepare and timely to file all applicable Internal Revenue Service forms, and other required Tax Returns and governmental forms, to cooperate with each other in the preparation of such Tax Returns and forms, and to furnish each other with a copy of such Tax Returns and forms prepared in draft, within a reasonable period prior to the filing due date thereof.

2.5 Withholding. Notwithstanding anything to the contrary in Article II, to the extent required by the Code or applicable Law, the Buyer shall be permitted to deduct and withhold any required amounts from the Purchase Price (or any portion thereof), as reasonably determined by the Buyer.  Any amounts so deducted or withheld shall be treated as if paid to the Party for whom the deduction or withholding was required.

ARTICLE III

REPRESENTATIONS AND WARRANTIES REGARDING THE SELLERS

Each of the Sellers, severally and not jointly, represents and warrants to the Buyer that the following representations are true and complete as of the Closing Date:

3.1 Authority.  Such Seller has full power, authority and legal capacity to execute and deliver the Transaction Documents to which such Seller is a party and to perform the Seller’s obligations thereunder.  This Agreement constitutes the valid and legally binding obligation of the Seller, enforceable against such Seller in accordance with the terms of this Agreement.  Upon the execution and delivery by such Seller of each Transaction Document to which such Seller is a party, such Transaction Document will constitute the valid and legally binding obligation of such Seller enforceable against such Seller in accordance with the terms of such Transaction Document.

3.2 Share Ownership.  Such Seller owns of record and beneficially the number of Shares set forth next to such Seller’s name on Schedule 4.2, free and clear of any Encumbrance or restriction on transfer (other than any restriction under any securities Law and Encumbrances listed on Schedule 4.2 that will be terminated before the Closing).  Except as set forth on Schedule 4.2, such Seller is not a party to (a) any option, warrant, purchase right, right of first refusal, call, put or other Contract (other than this Agreement) that could require such Seller to sell, transfer or otherwise dispose of any Shares or (b) any voting trust, proxy or other Contract relating to the voting of any Shares.  At the Closing, such Seller will have duly transferred to the Buyer all of such Seller’s Shares, free and clear of any Encumbrance.

3.3 No Conflicts.  Neither the execution and delivery of this Agreement nor the performance of the Transactions will, directly or indirectly, with or without notice or lapse of time:  (a) violate any Law to which such Seller, or any of such Seller’s Shares, is subject; (b) violate, conflict with, result in a breach of, constitute a default under, result in the acceleration of or give any Person the right to accelerate the maturity or performance of, or to cancel, terminate, modify or exercise any remedy under, any Contract to which such Seller is a party or by which such Seller is bound or to which any of such Seller’s Shares is subject or the performance of which is guaranteed by such Seller; or (d) result in the imposition of any Encumbrance on any of such Seller’s Shares.  Such Seller need not notify, make any filing with, or obtain any Consent of, any Person in order to perform the Transactions.

3.4 Litigation.  There is no Proceeding pending or, to such Seller’s Knowledge, threatened or anticipated against such Seller relating to or affecting the Transactions.

3.5 No Brokers’ Fees.  Such Seller has no Liability for any fee, commission or payment to any broker, finder or agent with respect to the Transactions for which the Buyer or the Company could be liable.

3.6 Securities Law.

(a) Such Seller acknowledges that the offer and sale of the Securities Consideration is intended to be exempt from registration under the Securities Act and all applicable state securities Law.

(b) Such Seller:  (i) has been furnished with a copy of Buyer’s Form 10-K most recently filed with the SEC and all reports or documents required to be filed thereafter with the SEC pursuant to the Securities Exchange Act of 1934, as amended; (ii) has been provided copies of all other reasonably requested material information regarding Buyer; and (iii) has been afforded an opportunity to ask questions of, and receive answers from, management of Buyer in connection with the Securities Consideration.  Such Seller has not been furnished with any oral or written representation in connection with the purchase of the Securities Consideration by or on behalf of Buyer that such Seller has relied on that is not contained in this Agreement.

(c) Except as disclosed in Schedule 3.6(c), each Seller: (i) is an “accredited investor” as defined in Rule 501 of Regulation D under the Securities Act; or (B) sophisticated; (ii) has obtained, in its judgment, sufficient information to evaluate the merits and risks of the purchase of the Securities Consideration; (iii) has sufficient knowledge and experience in financial and business matters to evaluate the merits and risks associated with such purchase of the Securities Consideration and to make an informed investment decision with respect thereto; and (iv) has consulted with its own advisors with respect to the purchase of the Securities Consideration.   Any Seller that is not an “accredited investor” acknowledges and agrees that such Seller has appointed the Seller Representative listed on Schedule 3.6(c) as such Seller’s Seller Representative, and has caused the Seller Representative to complete the Seller Representative Questionnaire, attached hereto as Exhibit D.

(d) The Securities Consideration is being acquired for such Seller’s own account for investment and not for the benefit or account of any other Person and not with a view to, or in connection with, any resale or distribution thereof.  Such Seller fully understands and agrees that it must bear the economic risk of the investment in the Securities Consideration for an indefinite period of time because, among other reasons, such Securities Consideration has not been registered under the Securities Act or under the securities Law of any states, and, therefore, the shares of such Securities Consideration are “restricted securities” and cannot be resold, pledged, assigned or otherwise disposed of unless they are subsequently registered under the Securities Act and under the applicable securities Law of such states or an exemption from such registration is otherwise available.  Such Seller understands that Buyer is not under any obligation to register such Securities Consideration on such Seller’s behalf or to assist such Seller in complying with any exemption from registration under the Securities Act or applicable state securities Law, but will, to the extent it does not cause unreasonable burden to Buyer, assist Sellers with complying any such exemption.  Such Seller understands that Buyer may require, as a condition to registering the transfer of such Securities Consideration, an opinion of counsel satisfactory to Buyer to the effect that such transfer does not violate such registration requirements.

(e) Such Seller intends that the state securities Law of the State of California alone (and not the securities Law of any other state) will apply to its acquisition of the Securities Consideration.  Such Seller meets all suitability standards imposed by the State of California relating to the purchase of the Securities Consideration hereunder without registering such Securities Consideration under the securities Law of such state.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES
REGARDING THE COMPANY

The Sellers and the Company, jointly and severally, represent and warrant to the Buyer as follows:

4.1           Organization, Qualification and Corporate Power.  Schedule 4.1 sets forth the Company’s jurisdiction of incorporation, the other jurisdictions in which it is qualified to do business, and its directors and officers.  The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation.  The Company is duly qualified to do business and is in good standing under the laws of each jurisdiction where such qualification is required.  The Company has full corporate power and authority to conduct the businesses in which it is engaged, to own and use the properties and assets that it purports to own or use and to perform its obligations.  The Company does not currently maintain, nor has at any time in the past maintained, employees or assets of any kind in any jurisdiction outside of the United States. The Company has delivered to the Buyer correct and complete copies of the Organizational Documents of the Company.  The Company is not in violation of any of its Organizational Documents.  The minute books, the stock certificate books and the stock ledger of the Company, in each case as delivered or made available to the Buyer, are correct and complete.  The Company has not, within the last five years, (i) used any trade names or assumed names other than the trade names or assumed names set forth on Schedule 4.1 or (ii) operated any business other than the Business.

4.2           Capitalization.  To the Knowledge of the Company, the entire authorized capital stock of the Company consists solely of 1,000,000 shares of voting common stock, of which only 1,061 shares of voting common stock are outstanding and all such outstanding shares are owned of record and beneficially by the Sellers, as set forth on Schedule 2.1.  All of the outstanding capital stock of the Company has been duly authorized and is validly issued, fully paid and nonassessable.  Except as set forth on Schedule 4.2, there are no outstanding securities convertible or exchangeable into capital stock of the Company or any options, warrants, purchase rights, subscription rights, preemptive rights, conversion rights, exchange rights, calls, puts, rights of first refusal or other Contracts that could require the Company to issue, sell or otherwise cause to become outstanding or to acquire, repurchase or redeem capital stock of the Company.  There are no outstanding stock appreciation, phantom stock, profit participation or similar rights with respect to the Company.  The Company has not violated any securities Law in connection with the offer, sale or issuance of any of its capital stock or other equity or debt securities.  Except as set forth on Schedule 4.2, there are no voting trusts, proxies or other Contracts relating to the voting of the capital stock of the Company.  The Company does not control or own, directly or indirectly, any equity or profits interests in any Person or have the power, directly or indirectly, to elect any Persons to the board or directors or comparable governing body of any other Person.

4.3           Authority.  The Company has full corporate power and authority to execute and deliver this Agreement and each Transaction Document to which the Company is a party, and to perform its obligations hereunder and thereunder.  The execution, delivery and performance by the Company of this Agreement and each Transaction Document to which the Company is a party have been duly authorized by the board of directors of the Company.  This Agreement and each Transaction Document to which the Company is a party constitutes the valid and legally binding obligation of the Company, enforceable against the Company in accordance with the terms thereof.  Upon the execution and delivery by the Company of each Transaction Document to which the Company is a party, such Transaction Document will constitute the valid and legally binding obligation of the Company enforceable against the Company in accordance with the terms of such Transaction Document.

4.4           No Conflicts.

(a)           Except as set forth on Schedule 4.4, neither the execution and delivery of this Agreement nor the performance of the Transactions will, directly or indirectly, with or without notice or lapse of time:  (i) violate any Law to which the Company or any asset owned or used by the Company is subject; (ii) violate any Permit held by the Company or give any Governmental Body the right to terminate, revoke, suspend or modify any Permit held by the Company; (iii) violate any Organizational Document of the Company; (iv) violate, conflict with, result in a breach of, constitute a default under, result in the acceleration of or give any Person the right to accelerate the maturity or performance of, or to cancel, terminate, modify or exercise any remedy under, any Material Contract; (v) cause the Buyer or the Company to have any Liability for any Tax; or (vi) result in the imposition of any Encumbrance upon any asset owned or used by the Company.  Except as set forth on Schedule 4.4, the Company does not need to notify, make any filing with, or obtain any Consent of any Person in order to perform the Transactions.

(b)           If there are any Consents, which have not yet been obtained (or otherwise are not in full force and effect) as of the Closing (“Unobtained Consents”), in the case of each contract, agreement or obligation to which such Unobtained Consent relates (the “Restricted Contracts”), notwithstanding anything to the contrary contained in this Agreement, the transaction shall still proceed to Closing, and Company and Sellers shall continue their efforts to procure the Unobtained Consents.  A list of Unobtained Consents is set forth on Schedule 4.4.  In the case of each Unobtained Consent, neither this Agreement nor any other transaction document or any other document related to the consummation of the transactions contemplated by this Agreement shall constitute a sale, assignment, assumption, transfer, conveyance or delivery or an attempted sale, assignment, assumption, transfer, conveyance or delivery of the Restricted Contracts, and following the Closing, the Parties shall use their commercially reasonable efforts, and cooperate with each other, to obtain the Unobtained Consent relating to each Restricted Contract as quickly as practicable.  Pending the obtaining of such Unobtained Consents relating to any Restricted Contract, the parties shall cooperate with each other in any reasonable and lawful arrangements designed to provide to the Company the benefits of use of the Restricted Contract, or Company and Sellers shall use commercially reasonable efforts to make arrangements to provide the use of similar items for the term of the Restricted Contracts (or any right or benefit arising thereunder).  Once an Unobtained Consent is obtained, to party that obtains such consent shall promptly deliver such consent and the Restricted Contract to Buyer in satisfaction of its obligations hereunder.

(c)           The parties acknowledge that failure to obtain the Unobtained Consents shall not provide a basis for a breach or termination of this Agreement and shall not delay the Closing.

4.5           Financial Statements.

(a)           Attached to Schedule 4.5 are the following financial statements (collectively, the ”Financial Statements”):  (i) unaudited balance sheets of the Company as of December 31 for each of the years 2012 to 2013, and statements of income, changes in stockholders’ equity, and cash flow for each of the fiscal years then ended; and (ii) an unaudited, consolidated balance sheet (the “Interim Balance Sheet”) of the Company as of March 31, 2014, and statements of income, and cash flow for the 3-month period then ended.  To the Company’s Knowledge, the Financial Statements have been prepared in accordance with GAAP, applied on a consistent basis throughout the periods covered thereby, and present fairly the financial condition of the Company as of and for their respective dates and periods covered thereby; provided, however, that the interim financial statements described in clause (ii) above are subject to normal, recurring year-end adjustments (which will not be, individually or in the aggregate, materially adverse) and lack notes (which, if presented, would not differ materially from the notes accompanying the Balance Sheet).

(b)           The Company’s books and records (including all financial records, business records, customer lists, and records pertaining to products or services delivered to customers) (i) are complete and correct in all material respects and all transactions to which it is or has been a party are accurately reflected therein in all material respects on an accrual basis, (ii) reflect all discounts, returns and allowances granted by it with respect to the periods covered thereby, (iii) have been maintained in accordance with customary and sound business practices in its industry, (iv) form the basis for the Financial Statements with respect to the Company and (v) reflect in all material respects the assets, liabilities, financial position, results of operations and cash flows of it on an accrual basis.  All computer-generated reports and other computer output included in its books and records are complete and correct in all material respects and were prepared in accordance with sound business practices based upon authentic data.  The Company’s management information systems are adequate for the preservation of relevant information and the preparation of accurate reports.

(c)           To the Knowledge of the Company, except as set forth on Schedule 4.5, there are no events of fraud, whether or not material, that involve management or other employees of the Company who have a significant role in the Company’s financial reporting and/or relate to the Business.

4.6           Absence of Certain Changes.  Since March 31, 2014 (the “Interim Date”), there has not been any Material Adverse Effect and no event has occurred or circumstance exists that reasonably could result in any such Material Adverse Effect.  Except as set forth on Schedule 4.6, since the Interim Date, the Company has:

(a)           not sold, leased, transferred or assigned any asset, other than for fair consideration in the Ordinary Course of Business or made any distributions of any assets (cash or otherwise) to any of its Affiliates;

(b)           not sold, leased, transferred or assigned any of its assets, tangible or intangible, other than the sale or transfer of inventory or immaterial assets for fair consideration in the Ordinary Course of Business;

(c)           not experienced any material damage, destruction or loss other than ordinary wear and tear (whether or not covered by insurance) to its property or assets in excess of $5,000 in the aggregate;

(d)           not entered into any Contract (or series of reasonably related Contracts, each of which materially relates to the underlying transaction as a whole) involving more than $5,000 or that can not be terminated without penalty on less than six months notice;

(e)           not accelerated, terminated, modified or cancelled any Contract or Permit (or series of reasonably related Contracts or Permits) involving more than $5,000 annually to which the Company is a party or by which it or its assets is bound, and the Company has not received notice that any other party to such a Contract or Permit (or series of reasonably related Contracts or Permits) has accelerated, terminated, modified or cancelled the same;

(f)           not had an Encumbrance (other than Permitted Encumbrances) imposed upon it or any of its assets;

(g)          not (i) made any capital expenditure (or series of related capital expenditures) either involving more than $5,000 or outside the Ordinary Course of Business, (ii) failed to make any scheduled capital expenditures or investments when due, or (iii) made any capital investment in, any loan to, or any acquisition of the securities or assets of, any other Person (or series of related capital investments, loans or acquisitions) involving more than $5,000;

(h)           not delayed or postponed the payment of accounts payable and other Liabilities, accelerated the collection of accounts receivable, in either case outside the Ordinary Course of Business, or altered any accounting method or practice;

(i)           not issued, created, incurred or assumed any Indebtedness (or series of related Indebtedness) involving more than $5,000 in the aggregate or delayed or postponed the payment of accounts payable or other Liabilities beyond the original due date;

(j)           not canceled, compromised, waived or released any right or claim (or series of related rights or claims) or any Indebtedness (or series of related Indebtedness) owed to it, in any case involving more than $5,000;

(k)           not issued, sold or otherwise disposed of any of its capital stock, or granted any options, warrants or other rights to acquire (including upon conversion, exchange or exercise) any of its capital stock or declared, set aside, made or paid any dividend or distribution with respect to its capital stock (whether in cash or in kind) or redeemed, purchased or otherwise acquired any of its capital stock or amended any of its Organizational Documents;

(l)           not (i) conducted the Business outside the Ordinary Course of Business, (ii) made any loan to, or entered into any other transaction with, any of its directors, officers or employees on terms that would not have resulted from an arms-length transaction, (iii) entered into any employment Contract or modified the terms of any existing employment Contract, (iv) granted any increase in the compensation of any of its directors, officers or employees (including, without limitation, any increase pursuant to any bonus, pension, profit-sharing or other plan or commitment), or (v) adopted, amended, modified or terminated any Employee Benefit Plan or other Contract for the benefit of any of its directors, officers or employees;

(m)           not made, rescinded or changed any Tax election, changed any Tax accounting period, adopted or changed any accounting method, filed any amended Tax Return, entered into any closing agreement, settled any Tax claim, assessment or Liability, surrendered any right to claim a refund of Taxes, consented to any extension or waiver of the limitation period applicable to any Tax claim or assessment, or taken any other similar action relating to the filing of any Tax Return or the payment of any Tax;

(n)           not had any Proceeding commenced nor, to the Company’s Knowledge, threatened or anticipated relating to or affecting the Company, the Business or any asset owned or used by it;

(o)           not suffered (i) any loss of any material customer, distribution channel, sales location or source of supply of raw materials, inventory, utilities or contract services or the receipt of any notice that such a loss may be pending, or (ii) any occurrence, event or incident related to the Company outside of the Ordinary Course of Business;

(p)           not estimated or recorded any Contract Loss in any single instance of more than $5,000 or any Contract Losses in the aggregate of more than $20,000;

(q)           not entered into any capital or operating leases;

(r)           not obtained or sought to obtain any Permit; or

(s)           not agreed or committed to any of the foregoing.

        4.7           No Undisclosed Liabilities.  Except as set forth on Schedule 4.7, the Company has not incurred any Liability (and no basis exists for any Liability), except for (a) Liabilities under executory Contracts that are either listed on Schedule 4.13 or are not required to be listed thereon, excluding Liabilities for any breach of any executory Contract, (b) Liabilities to the extent reflected or reserved against on the Interim Balance Sheet (c) current Liabilities incurred in the Ordinary Course of Business since the Interim Date (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of Contract, breach of warranty, tort, infringement or violation of Law) and (d) Liabilities that are not required to be reflected in the Company’s Financial Statements in accordance with GAAP and are individually or in the aggregate not greater than $5,000.  Except as set forth on Schedule 4.7, the Company has no Liability of any kind to Coastline.

4.8           Title to and Sufficiency of Assets.  The Company has good and marketable title to, or a valid leasehold interest in, every property or asset used by it, located on its premises, purported to be owned by any it, or shown on the Interim Balance Sheet or acquired by the Company after the Interim Date (the “Assets”), free and clear of any Encumbrances except for Permitted Encumbrances and except for properties and assets disposed of in the Ordinary Course of Business since the Interim Date.  The Assets include (a) all tangible and intangible property and assets necessary for the continued conduct of the Business and the provision of services therewith as of the Closing in the same manner as conducted prior to the Closing and in compliance in all material respects with all applicable Laws, Material Contracts and Permits as of the Closing and (b) all property and assets necessary to conduct the Business in the manner in which it is conducted immediately prior to Closing. Any and all Assets previously held by Coastline, if applicable, necessary to operate the Business were duly conveyed to the Company.  Schedule 4.8 sets forth the assets and liabilities, if any, transferred to the Company by Coastline and the consideration exchanged therefor.

4.9           Tangible Personal Property; Condition of Assets.  Schedule 4.9 lists all machinery, equipment, parts, tools, fixtures, furniture, office equipment, computer hardware, supplies, motor vehicles, and other items of tangible personal property owned by the Company (the “Tangible Personal Property”) that has a net book value in excess of $5,000 and the net book value of each such item.  To the Company’s Knowledge, the buildings, structures, Tangible Personal Property and other tangible assets that are owned or leased by the Company are structurally sound, free from material defects, in good operating condition and repair (normal wear and tear excepted) and suitable for the uses for which they are used in the Business.  Nonetheless, such Tangible Personal Property is being conveyed on an “as is/where is” basis. To the Company’s Knowledge, none of such buildings, structures, Tangible Personal Property or other tangible assets is in need of maintenance or repairs, except for ordinary, routine maintenance and repairs that are not material in nature or cost to such building, plant, structure, Tangible Personal Property or other tangible asset.  All of the tangible assets owned or leased by the Company are located on the Real Property (except for those in transit or located temporarily at any worksite for purposes of the conduct of the Business).

4.10           Accounts Receivable; Accounts Payable.

(a)           All Accounts Receivable as of the Closing Date represent or will represent valid obligations arising from goods or services actually sold by the Company in the Ordinary Course of Business.  Unless paid prior to the Closing Date, the Accounts Receivable are and will be as of the Closing Date current and collectible in accordance with their terms net of the respective reserves shown on the Balance Sheet, the Interim Balance Sheet and the accounting records of the Company as of the Closing Date, respectively.  The foregoing reserves are calculated consistent with past practices.  There is no contest, claim, or right to set-off, other than warranty work in the Ordinary Course of Business, under any Contract with any obligor of an Account Receivable relating to the amount or validity of such

Account Receivable.  Schedule 4.10(a) contains a list of all Accounts Receivable as of the Interim Date, which list sets forth the aging of such Accounts Receivable.

(b)           All Accounts Payable as of the Closing Date represent or will represent valid obligations arising from purchases or commitments actually made by the Company in the Ordinary Course of Business.  Unless paid prior to the Closing Date, the Accounts Payable are and will be as of the Closing Date current and payable in accordance with their terms net of the respective reserves shown on the Balance Sheet, the Interim Balance Sheet and the accounting records of the Company as of the Closing Date, respectively.  There is no contest, claim, or right to set-off under any Contract with any obligee of an Account Payable relating to the amount or validity of such Account Payable.  Schedule 4.10(b) contains a list of all Accounts Payable as of the Interim Date, which list sets forth the aging of such Accounts Payable.

4.11           Intentionally Blank.

4.12           Real Property.  The Company does not own, nor has ever owned, any real property.  Schedule 4.12 lists all of the real property and interests therein leased, subleased or otherwise occupied or used by the Company (with all easements and other rights appurtenant to such property, the “Real Property”).  For each item of Real Property, Schedule 4.12 also lists the lessor, the lessee, the lease term, the lease rate, and the lease, sublease, or other Contract pursuant to which the Company holds a possessory interest in the Real Property and all amendments, renewals, or extensions thereto (each, a “Lease”).  Except as set forth on Schedule 4.12, the leasehold interest of the Company with respect to each item of Real Property is free and clear of any Encumbrances, except Permitted Encumbrances.  The Company is not is a sublessor of, and has not assigned any lease covering, any item of Real Property.  The Real Property constitutes all interests in real property currently used in connection with the Business necessary to conduct the Business in the Ordinary Course of Business.  Leasing commissions or other brokerage fees due from or payable by the Company with respect to any Lease have been paid in full.

4.13           Contracts.

(a)           Schedule 4.13 lists the following Contracts to which the Company is a party or by which the Company is bound or to which any asset of the Company is subject or under which the Company has any rights or the performance of which is guaranteed by the Company or under which the Company is conducting any of the Business (collectively, with the Leases, Licenses and Insurance Policies, the “Material Contracts”): (i) each Contract (or series of related Contracts) that involves delivery or receipt of products or services of an amount or value in excess of $5,000 or that involves expenditures or receipts in excess of $5,000; (ii) each lease, rental or occupancy agreement, license, installment and conditional sale agreement, and other Contract affecting the ownership of, leasing of, title to, use of, or any leasehold or other interest in, any real or personal property, including each Lease and License; (iii) each licensing agreement or other Contract with respect to Intellectual Property, including any agreement with any current or former employee, consultant or contractor regarding the appropriation or non-disclosure of any Intellectual Property; (iv) each collective bargaining agreement and other Contract to or with any labor union or other employee representative of a group of employees; (v) each joint venture, partnership or Contract involving a sharing of profits, losses, costs or Liabilities with any other Person; (vi) each Contract containing any covenant that purports to restrict the business activity of the Company or limit the freedom of the Company to engage in any line of business or to compete with any Person; (vii) each Contract providing for payments to or by any Person based on sales, purchases or profits, other than direct payments for goods; (viii) each power of attorney; (ix) each Contract entered into other than in the Ordinary Course of Business that contains or provides for an express undertaking by the Company to be responsible for consequential, incidental or punitive damages; (x) each Contract (or series of related Contracts) for capital expenditures in excess of $5,000; (xi) each written warranty, guaranty or other similar undertaking with respect to contractual performance other than in the Ordinary Course of Business; (xii) each Contract for Indebtedness; (xiii) each employment or consulting Contract; (xiv) each Contract to which the Seller or any Related Person of the Sellers or of the Company is a party or otherwise has any rights, obligations or interests; and (xv) each Contract not terminable without penalty on less than six months notice.

(b)           The Company has delivered to the Buyer a correct and complete copy of each written Material Contract and a written summary setting forth the terms and conditions of each other Material Contract.  Each Material Contract, with respect to the Company, is legal, valid, binding, enforceable, in full force and effect and will continue to be so on identical terms following the Closing Date.  Each Material Contract, with respect to the other parties to such Material Contract, to the Company’s Knowledge, is legal, valid, binding, enforceable, in full force and effect and will continue to be so on identical terms following the Closing Date.  The Company is not in breach or default, and no event has occurred that with notice or lapse of time would constitute a breach or default, or permit termination, modification or acceleration, under any Material Contract.  No other party is in breach or default, and no event has occurred that with notice or lapse of time would constitute a breach or default, or permit termination, modification or acceleration, under any Material Contract.  No party to any Material Contract has repudiated any provision of any Material Contract.

(c)           There is no Contract to which the Company is a party and performing work as a subcontractor for a prime contractor (a “Subcontract”), which incorporates terms or conditions from the related Contract between the prime contractor and the other Person party thereto (the “Prime Contract”), where the terms and conditions incorporated into the Subcontract from the Prime Contract (i) impose material obligations on the Company not expressly delineated in the Subcontract (e.g., can not incorporate by reference to the Prime Contract) or (ii) require the Company to perform in a manner inconsistent with, or above and beyond, the terms of Material Contracts (which are not Subcontracts) previously provided to the Buyer .

4.14           Intellectual Property.

(a)           Except as set forth on Schedule 4.14, the Company is the sole and exclusive legal and beneficial, and, as to registered Intellectual Property, record, owner of all right, title and interest in and to the Intellectual Property, and has the valid right to use all other Intellectual Property used in or necessary for the conduct of the Company’s current business or operations, in each case, free and clear of Encumbrances other than Permitted Encumbrances. Without limiting the generality of the foregoing, the Company has entered, or will enter, prior to Closing, into binding, written agreements with every current employee of the Company, and with every current independent contractor, whereby such employees and independent contractors (i) assign to the Company any ownership interest and right they may have in the Intellectual Property; and (ii) acknowledge the Company’s exclusive ownership of all Intellectual Property.  Each item of Intellectual Property owned, licensed or used by the Company immediately prior to the Closing is set forth on Schedule 4.14.  The Company represents and warrants that Coastline has no claim against, or ownership rights to, the Intellectual Property.  Each item of Intellectual Property owned, licensed or used by the Company is valid and enforceable and otherwise fully complies with all Laws applicable to the enforceability thereof.  Schedule 4.14 identifies each item of Intellectual Property that any Person other than the Company owns and that the Company uses pursuant to license, agreement or permission (a “License”).  With respect to each item of Intellectual Property required to be identified in Schedule 4.14:  (i) such item is not subject to any Order; (ii) no action is pending or, to the Company’s Knowledge, is threatened or anticipated that challenges the legality, validity or enforceability of such item; and (iii) the Company has not granted any sublicense or similar right with respect to the License relating to such item.

(b)           The conduct of the Company’s business as currently and formerly conducted, and the products, processes and services of the Company, have not infringed, misappropriated, diluted or otherwise violated, and do not and will not infringe, dilute, misappropriate or otherwise violate the Intellectual Property or other rights of any Person. No Person has infringed, misappropriated, diluted or otherwise violated, or is currently infringing, misappropriating, diluting or otherwise violating, any Intellectual Property.  There are no Proceedings (including any oppositions, interferences or re-examinations) settled, pending or threatened (including in the form of offers to obtain a license): (i) alleging any infringement, misappropriation, dilution or violation of the Intellectual Property of any Person by the Company; (ii) challenging the validity, enforceability, registrability or ownership of any Intellectual Property or the Company’s rights with respect to any Intellectual Property; or (iii) by the Company or any other Person alleging any infringement, misappropriation, dilution or violation by any Person of the Intellectual Property. The Company is not subject to any outstanding or prospective Order (including any motion or petition therefor) that does or would restrict or impair the use of any Company Intellectual Property.

(c)           The Company has taken all commercially reasonable actions to maintain and protect all of the Intellectual Property as of the Closing Date so as not to adversely affect the validity or enforceability thereof.  The consummation of the transactions contemplated hereunder will not result in the loss or impairment of or payment of any additional amounts with respect to, nor require the consent of any other Person in respect of, the Company’s right to own, use or hold for use any Intellectual Property as owned, used or held for use in the conduct of the Company’s business or operations as currently conducted.

4.15           Tax.

(a)           The Company has timely filed with the appropriate Governmental Body all Tax Returns that the Company was required to have filed.  All Tax Returns filed by the Company are true, correct and complete in all respects.  All Taxes owed (or required to be remitted) by the Company (whether or not shown or required to be shown on any Tax Return) have been timely paid to the appropriate Governmental Body.

(b)           No claim has been made by any Governmental Body in a jurisdiction where the Company does not file Tax Returns that the Company is or may be subject to the payment, collection or remittance of any Tax of that jurisdiction or is otherwise subject to taxation by that jurisdiction.  There are no Encumbrances on any of the assets of the Company that arose in connection with, or otherwise relate to, any failure (or alleged failure) to pay any Tax.  Schedule 4.15 (i) contains a list of all states, territories and other jurisdictions (whether domestic or foreign) in which the Company has filed a Tax Return at any time during the six-year period ending on the date hereof, (ii) identifies those Tax Returns that have been audited, (iii) identifies those Tax Returns that currently are the subject of audit, (iv) lists all Tax rulings and similar determinations requested or received by the Company or Sellers, (v) identifies those Tax Returns that are due to be filed within 90 days after the date hereof and (vi) contains a complete and accurate description of all material Tax elections that were made by or on behalf of the Company.  The Company has delivered or made available to the Buyer true, correct and complete copies of all Tax Returns filed by, and all examination reports, and statements of deficiencies assessed against or agreed to by, the Company during the six-year period ending on the date hereof.

(c)           The Company (i) has never been a member of an Affiliated Group filing a consolidated federal income tax return (other than a group the common parent of which was the Company), (ii) has never been a party to any Tax sharing, indemnification or allocation agreement, nor does the Company owe any amount under any such agreement, (iii) does not have any liability for Taxes of any person under Treas. Reg. § 1.1502-6 (or any similar provision of state, local or foreign law, and including any arrangement for group relief within a jurisdiction or similar arrangement), as a transferee or successor, by contract, or otherwise, and (iv) has never been a party to any joint venture, partnership or other agreement or arrangement that could be treated as a partnership for Tax purposes.

(d)           The Company has never constituted either a “distributing corporation” or a “controlled corporation” in a distribution of stock intended to qualify for a tax-free treatment under Code Section 355.

(e)           The Company has withheld or collected, and timely paid to the appropriate Governmental Body, all Taxes required to have been withheld or collected and remitted, and complied with all information reporting and back-up withholding requirements, and has maintained all required records with respect thereto, in connection with amounts paid or owing to any employee, customer, creditor, stockholder, independent contractor, or other third party.

(f)           There is no basis for any Governmental Body to, and no Seller or director or officer (or employee responsible for Tax matters) of the Company expects any Governmental Body to, assess any additional Taxes for any period.  There is no dispute or claim concerning any Liability for Taxes paid, collected or remitted (or to be paid, collected or permitted) by the Company either (vii) claimed or raised by any Governmental Body in writing or (viii) as to which any of the Sellers or Company has Knowledge.  The Company has not waived any statute or period of limitations with respect to any Tax or agreed, or been requested by any Governmental Body to agree, to any extension of time with respect to any Tax.  No extension of time within which to file any Tax Return of the Company has been requested, granted or currently is in effect.

(g)           The unpaid Taxes of the Company (ix) did not, as of the Interim Date, exceed the reserve for Liability for Taxes (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the Interim Statement (rather than in any notes thereto) and (x) will not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company in filing its Tax Returns.  Since the Interim Date, the Company has not incurred any Liability for Taxes outside the ordinary course of business.

(h)           The Company has not, directly or indirectly, participated in any transaction (including, the transactions contemplated by this Agreement) that would constitute (xi) a “reportable transaction” or “listed transaction” as defined in Treasury Regulation Section 1.6011-4 or (xii) a “tax shelter” as defined in Code Section 6111 and the Treasury Regulations thereunder.

(i)           The Company will not be required to include any item of income in, or exclude any item of deduction from, Taxable income for any Taxable period (or portion thereof) ending after the Closing Date, including as a result of: (i) a “closing agreement” as described in Code Section 7121 (or any corresponding or similar provision of state, local or foreign Tax law) executed on or prior to the Closing Date; (ii) change in method of accounting under Code Section 481(c); (iii) deferred intercompany gain or excess loss account under Treasury Regulations under Code Section 1502; (iv) installment sale or open transaction disposition made on or prior to the Closing Date; or (v) prepaid amount received on or prior to the Closing Date.
(j)           Schedule 4.15 lists each agreement, contract, plan or other arrangement (whether or not written and whether or not an Employee Benefit Plan) to which the Company is a party that is a “nonqualified deferred compensation plan” within the meaning of Code Section 409A and the Treasury Regulations thereunder.  Each such nonqualified deferred compensation plan (i) complies, and is operated and administered in accordance, with the requirements of Code Section 409A, the Treasury Regulations thereunder and any other IRS guidance issued thereunder and (ii) has been operated and administered in good faith compliance with Code Section 409A from the period beginning on the adoption of such nonqualified deferred compensation plan.

4.16           Legal Compliance.

(a)           Except where the failure to do so would have a material adverse effect, the Company is, and since January 1, 2012, has been, in compliance in all material respects with all applicable Laws and Permits.  No Proceeding is pending, nor since January 1, 2012, has been filed or commenced, against the Company alleging any failure to comply with any applicable Law or Permit.  No event has occurred or circumstance exists that (with or without notice or lapse of time) may constitute or result in a violation by the Company of any Law or Permit.  The Company has not received any notice or other communication from any Person regarding any actual, alleged or potential violation by the Company of any Law or Permit or any cancellation, termination or failure to renew any Permit held by the Company.  For purposes of this Section 4.16, “material adverse effect” means any event, occurrence, fact, condition or change that is, or could reasonably be expected to become, individually or in the aggregate, materially adverse to (a) the business, results of operations, condition (financial or otherwise) or assets of the Company, or (b) the ability of Sellers to consummate the transactions contemplated hereby on a timely basis.

(b)           Schedule 4.16 contains a complete and accurate list of each Permit held by the Company or that otherwise relates to the Business or any asset owned or leased by the Company and states whether each such Permit is transferable.  Each Permit listed or required to be listed on Schedule 4.16 is valid and in full force and effect.  Each Permit listed or required to be listed on Schedule 4.16 is renewable for no more than a nominal fee and, to the Company’s Knowledge, there is no reason why such Permit will not be renewed.  The Permits listed on Schedule 4.16 constitute all of the Permits necessary to allow the Company to lawfully conduct and operate the Business as currently conducted and operated and to own and use its assets as currently owned and used.

4.17           Litigation.  There is no Proceeding pending or, to the Company’s Knowledge, threatened or anticipated relating to or affecting (a) the Company or the Business or any asset owned or used it or (b) the Transactions.  To the Company’s Knowledge, no event has occurred or circumstance exists that would reasonably be expected to give rise to or serve as a basis for the commencement of any such Proceeding.  There is no outstanding Order to which the Company or any asset owned or used by it is subject.  Schedule 4.17 lists all Proceedings pending at any time since January 1, 2012, in which the Company has been named as a defendant (whether directly, by counterclaim or as a third-party defendant) and all Proceedings pending at any time since January 1, 2012, in which the Company has been a plaintiff.  Schedule 4.17 lists all Orders in effect at any time since January 1, 2012, to which the Company has been subject or any asset owned or used by the Company is subject.

4.18           Service Warranties.  Each service provided by the Company has been in conformity with all applicable contractual commitments and all express and implied warranties.  The Company has not had any Liability (and there is no basis for any present or future Proceeding against the Company that could give rise to any Liability) for replacement or repair or other damages in connection therewith.  Schedule 4.18 lists (i) all Contracts which contain warranties extended beyond 12 months, (ii) all warranty claims made against the Company in excess of $5,000 since January 1, 2012 and (iii) any guaranty, warranty or indemnity provided by the Company not consistent with past practice or that could reasonably have a claim in excess of $5,000.  The Company has not had any Liability (and there is no basis for any present or future Proceeding against the Company that could give rise to any Liability) arising out of any injury to any individual or property as a result of any service provided by the Company.

4.19           Environmental.  Except as set forth on Schedule 4.19, the Company has complied and is in compliance with all Environmental Laws.  No Permits are required pursuant to any Environmental Law for the occupation of the facilities or operation of the business of the Company.  The Company has not received any written or oral notice, report or other information regarding any actual or alleged violation of any Environmental Law, or any Liabilities or potential Liabilities, including any investigatory, remedial or corrective obligations, relating to it or its facilities arising under any Environmental Law.

4.20           Employees.

(a)           To the Company’s Knowledge, with respect to each employee and independent contractor of the Company, Schedule 4.20(a) sets forth the name, job title, current rate of direct compensation, date of commencement of employment or engagement, and, as to employees, sick and vacation leave (both number of days and USD equivalent) that is accrued and unused.  The Active Employees are employed by the Company and constitute those Persons necessary to run the Business at Closing.

(b)           Except as set forth on Schedule 4.20(b), there are no pending, or to the Company’s Knowledge, threatened, Proceedings with respect to the Company under any Laws relating to or arising out of any employment relationship with its employees.  Except as set forth on Schedule 4.20(b), the Company is not subject to any settlement or consent decree with any present or former employee, labor union or Governmental Body relating to claims of discrimination, wrongful practices or other claims in respect of employment practices and policies.

(c)           The Company is, and since January 1, 2012 has been, in compliance in all material respects with all Laws relating to the employment of labor, including Laws respecting employment and employment practices, terms and conditions of employment, wages and hours, payroll documents, equal opportunity, immigration compliance, occupational health and safety, termination or discharge, plant closing and mass layoff requirements, affirmative action, workers’ compensation, disability, unemployment compensation, whistleblower laws, collective bargaining, the payment of all applicable Taxes including the full payment of all required social security contributions and other required withholdings.

(d)           All employees and former employees of the Company have been, or will have been on or before the Closing Date, paid in full for, or the Company shall have properly accrued for, all wages, salaries, commissions, bonuses, vacation pay, severance and termination pay, sick pay, and other compensation for all services performed by them or that was accrued by them up to the Closing, payable in accordance with the obligations of the Company under any employment or labor practices and policies, or any collective bargaining agreement or individual agreement to which the Company is a party, or by which the Company may be bound.

(e)           To the Company’s Knowledge, no employee, officer or director of the Company is a party to or bound by any agreement that (xiii) could adversely affect the performance of his or her duties as an employee, officer or director other than for the benefit of the Company, (xiv) could adversely affect the ability of the Company to conduct its businesses, (xv) restricts or limits in any way the scope or type of work in which he or she may be engaged other than for the benefit of the Company or (xvi) requires him or her to transfer, assign or disclose information concerning his or her work to anyone other than the Company.

4.21           Employee Benefits.

(a)           Schedule 4.21 identifies each Company Benefit Plan.

(b)           The Company does not have any ERISA Affiliate with respect to any of the Company Benefit Plans.

(c)           True, correct and complete copies of each of the Company Benefit Plans, and related trusts, if applicable, including all amendments thereto, have been delivered or made available to the Buyer.  There has also been delivered or made available to the Buyer, with respect to each Company Benefit Plan and to the extent applicable: (i) the three most recent annual or other reports filed with each Governmental Body with respect to each such plan, including all applicable schedules and audited financial statements attached thereto; (ii) each insurance contract and other funding agreement, and all amendments thereto; (iii) the most recent summary plan description and any summaries of material modifications thereto, as well as the most recent notices to participants and beneficiaries required by applicable Laws; (iv) the most recent audited financial statements or accounts and actuarial report or valuation required to be prepared under applicable Laws; (v) the most recent determination letter or opinion letter issued by the IRS; and (vi) all other contracts that are material to the Company Benefit Plan.

(d)           The Company does not contribute to or have any obligation to contribute to, and no Company Benefit Plan is, a plan subject to Title IV of ERISA, ERISA Section 302 or Code Section 412.  No Company Benefit Plan is funded through a trust that is intended to be exempt from federal income taxation pursuant to Code Section 501(c)(9), and each Company Benefit Plan that is an employee welfare benefit plan under ERISA Section 3(1) either (i) is funded through an insurance policy or contract and is not a “welfare benefit fund” within the meaning of Code Section 419, or (ii) is unfunded. The Company is not a party to any split dollar life insurance policy or arrangement, and except as set forth on Schedule 4.21, no Company Benefit Plan providing vacation or paid time off provides for carryover of vacation or paid time off from one calendar year to the next.

(e)           The Company has substantially performed in all material respects all obligations, whether arising by operation of any applicable Laws or by contract, required to be performed by it in connection with the Company Benefit Plans, and there have been no defaults or violations by any other party to the Company Benefit Plans.  All contributions required to be made by the Company to the Company Benefit Plans pursuant to their terms and provisions or pursuant to applicable Laws have been made timely. The Company has not incurred, and no facts exist which reasonably would be expected to result in, any liability (direct or indirect by virtue of indemnification or otherwise) to the Company with respect to any Company Benefit Plan, including any liability, tax, penalty or fee under ERISA, the Code or any applicable Laws (other than to pay premiums, contributions or benefits in the ordinary course).

(f)             Except as otherwise set forth on Schedule 4.21:

(i)           each Company Benefit Plan has been established, documented, administered and operated in compliance in all material respects with applicable Laws and its governing documents;

(ii)           all reports and disclosures relating to the Company Benefit Plans required to be filed with or furnished to Governmental Bodies, Company Benefit Plan participants or Company Benefit Plan beneficiaries have been filed or furnished in substantial compliance with applicable Laws in a timely manner;

(iii)           each of the Company Benefit Plans intended to be qualified under Code Section 401(a) (A) satisfies in all material respects the requirements of such Code section, (B) is maintained in all material respects pursuant to a prototype document approved by the IRS, or has received a favorable determination letter from the IRS regarding such qualified status, (C) has been timely amended in all material respects as required by applicable Laws, (D) has not been amended or operated in a way which would adversely affect such qualified status and (E) has not experienced a termination or partial termination of the plan within the meaning of Code Section 411(d)(3);

(iv)           there are no Proceedings pending (other than routine claims for benefits) or, to the Company’s Knowledge, threatened against, or with respect to, any of the Company Benefit Plans or their assets;

(v)           no act, omission or transaction has occurred which would result in imposition on the Company of (A) breach of fiduciary duty liability damages under ERISA Section 409, (B) a civil penalty assessed pursuant to subsections (c), (i) or (l) of ERISA Section 502 or (C) a tax imposed pursuant to Chapter 43 of Subtitle D of the Code;

(vi)           there is no matter pending (other than routine qualification determination filings) with respect to any of the Company Benefit Plans before any Governmental Body;

(vii)           except as otherwise provided in this Agreement, the execution and delivery of this Agreement and the consummation of the Transactions will not (A) require the Company to make a larger contribution to, or pay greater amounts or benefits under, any Company Benefit Plan than it otherwise would, whether or not some other subsequent action or event would be required to cause such payment or provision to be triggered, or (B) create or give rise to any additional vested rights, service credits or other benefits or payments under any Company Benefit Plan; and

(viii)           no Company Benefit Plan is a “multiple employer plan” within the meaning of Code Section 413(c).

(g)           Except as otherwise set forth on Schedule 4.21, in connection with the consummation of the Transactions, no payments of money or property, acceleration of benefits, or provisions of other rights have or will be made hereunder, under the Company Benefit Plans or under any other agreement which, in the aggregate and with respect to the Company, and its employees and other service providers, would be reasonably likely to result in an imposition of sanctions under Code Section 280G and Section 4999, whether or not some other subsequent action or event would be required to cause such payment, acceleration or provision to be triggered.

(h)           Each Company Benefit Plan which is an “employee benefit plan,” as such term is defined in ERISA Section 3(3), may be unilaterally amended or terminated in its entirety, in accordance with the terms thereof, without liability except as to benefits accrued thereunder prior to such amendment or termination.

(i)           Except to the extent required pursuant to Code Section 4980B(f) and the corresponding provisions of ERISA, no Company Benefit Plan provides retiree medical or retiree life insurance benefits to any Person, and the Company is not

(j)            contractually or otherwise obligated (whether or not in writing) to provide any Person with life insurance or medical benefits upon retirement or termination of employment.

4.22           Customers and Suppliers.

(a)           With respect to each of the three fiscal years most recently completed prior to the date hereof, Schedule 4.22 lists the largest (by dollar volume) customers of the Company during each such period (showing the dollar volume for each) (the “Major Customers”).  No event has occurred and no condition or circumstance exists that would reasonably be expected to materially and adversely affect the relations of the Company with any Major Customer or any supplier.  No Major Customer or supplier has notified the Company of plans to terminate or materially alter its business relations with the Business, either as a result of the transactions contemplated by this Agreement or otherwise, or to enter bankruptcy or liquidate.  Notwithstanding anything to the contrary contained herein, neither Company nor any of the Sellers represent or warrant that any customer will continue to do business with the Company after Closing or will not modify or decrease its business with the Company.

(b)           Except to the extent set forth on Schedule 4.22, the Company is not currently required to provide any bonding or other financial security arrangements in any amount in connection with any on-going jobs, projects or other transactions with any Major Customers or suppliers.

4.23           Transactions with Related Persons.  Except as set forth in Schedule 4.23, for the past three years, neither any shareholder, officer, director or employee of the Company nor any Related Person of any of the foregoing has (a) owned any interest in any asset used in the Business, (b) been involved in any business or transaction with the Company or (c) engaged in competition with the Company.  Except as set forth in Schedule 4.23, neither any shareholder, officer, director or employee of the Company nor any Related Person of any of the foregoing (i) is a party to any Contract with, or has any claim or right against, the Company or (ii) has any Indebtedness owing to the Company.  Except as set forth in Schedule 4.23, the Company has not had (A) any claim or right against any shareholder, officer, director or employee of the Company or any Related Person of any of the foregoing or (B) any Indebtedness owing to any shareholder, officer, director or employee of the Company or any Related Person of any of the foregoing.

4.24           Indebtedness and Guaranties.  Complete and correct copies of all instruments (including all amendments, supplements, waivers and consents) relating to any Indebtedness of the Company have been furnished to the Buyer.  The Closing Date Debt is listed on Schedule 4.24 and accurately reflects all amounts necessary to discharge the amounts of Indebtedness outstanding immediately prior to the Closing (excluding the Debt Assumption).  Except as specifically described in Schedule 4.24, the Company is not a guarantor or otherwise liable for any Liability (including indebtedness) of any other Person.

4.25           Capital Expenditures. Attached to Schedule 4.25 are (a) a list of the Company’s capital expenditures in excess of $2,000 for its three prior fiscal years and the current fiscal year through the Interim Date and (B) the Company’s budgets for capital expenditures for its current fiscal year and the following fiscal year.  Except as set forth on Schedule 4.25, there are no capital expenditures that the Company currently plans to make or anticipates will need to be made during its current fiscal year or the following fiscal year in order to comply with existing Laws or to continue operating the Business following the Closing in the manner currently conducted.  The Company has not foregone or otherwise materially altered any planned capital expenditure as a result of the Sellers’ decision to enter into the Transactions or otherwise sell or dispose of the Business.

4.26           Insurance.  Schedule 4.26 sets forth the following information with respect to each insurance policy (collectively, the “Insurance Policies”) to which the Company is a party, a named insured, covered or otherwise the beneficiary of coverage:  the name of the insurer, the policy number, the name of the policyholder, the period of coverage, and the amount of coverage.  The Company has delivered to the Buyer true and complete copies of each Insurance Policy and each pending application of the Company for any insurance policy.  All premiums relating to the Insurance Policies have been timely paid.  Schedule 4.26 describes any self-insurance arrangements affecting the Company.  The Company has been covered during the past three years by insurance in scope and amount customary and reasonable for the businesses in which it has engaged during such period.  The Company is in compliance with all obligations relating to insurance created by Law or any Contract to which the Company is a party.  The Company has delivered or made available to the Buyer copies of loss runs and outstanding claims as of a recent date with respect to each Insurance Policy.

4.27           No Acceleration of Rights and Benefits.  The Company has not made, nor is the Company obligated to make, any payment to any Person in connection with the Transactions or any change of control.  No rights or benefits of any Person have been (or will be) accelerated, increased or modified and no Person has the right to receive any payment or remedy (including rescission or liquidated damages), in each case as a result of a change of control or the consummation of the Transactions.

4.28           No Brokers’ Fees.  The Company does not have any Liability for any fee, commission or payment to any broker, finder or agent with respect to the Transactions.

4.29           Disclosure.  No representation or warranty contained in this Article IV and no statement in any Schedule related thereto contains any untrue statement of material fact or omits to state any material fact necessary to make the statements therein not misleading.  There is no impending change in the Business or in the Company’s competitors, relations with employees, suppliers or customers, or in any Laws affecting the Business, that (a) has not been disclosed in the Schedules to the representations and warranties in this Article IV and (b) has resulted in or is reasonably likely to result in any breach of any representation or warranty or any Material Adverse Effect.

ARTICLE V
REPRESENTATIONS AND WARRANTIES REGARDING THE BUYER

The Buyer represents and warrants to the Sellers as follows:

5.1           Organization and Authority.  The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation.  The Buyer has full corporate power and authority to execute and deliver the Transaction Documents to which it is a party and to perform its obligations thereunder.  The execution and delivery by the Buyer of each Transaction Document to which the Buyer is a party and the performance by the Buyer of the Transactions have been duly approved by all requisite corporate action of the Buyer.  This Agreement constitutes the valid and legally binding obligation of the Buyer, enforceable against the Buyer in accordance with the terms of this Agreement.  Upon the execution and delivery by the Buyer of each Transaction Document to which the Buyer is a party, such Transaction Document will constitute the valid and legally binding obligation of the Buyer, enforceable against the Buyer in accordance with the terms of such Transaction Document.

5.2           No Conflicts.  Neither the execution and delivery of this Agreement nor the performance of the Transactions will, directly or indirectly, with or without notice or lapse of time:  (a) violate any Law to which the Buyer is subject; (b) violate any Organizational Document of the Buyer; or (c) violate, conflict with, result in a breach of, constitute a default under, result in the acceleration of or give any Person the right to accelerate the maturity or performance of, or to cancel, terminate, modify or exercise any remedy under, any Contract to which the Buyer is a party or by which the Buyer is bound or the performance of which is guaranteed by the Buyer.  The Buyer is not required to notify, make any filing with, or obtain any Consent of any Person in order to perform the Transactions.

5.3           Auxilio Stock.  The Securities Consideration will be duly authorized and validly issued and, upon the issuance of the Securities Consideration as set forth in Section 2.2(b), will be fully paid, nonassessable and free of preemptive rights.  Buyer has timely filed all forms, reports and documents required to be filed by it with the SEC, all of which have complied as of their respective filing dates or, if amended or superseded by a subsequent filing prior to the date hereof, the date of the last such amendment or superseding filing, in all material respects with all applicable requirements of the Securities Act and the Exchange Act.  None of the forms, reports or documents filed by the Buyer with the SEC, including any financial statements or schedules included or incorporated by reference therein, at the time filed (and, in the case of a registration statement, as of its effective date) or, if amended or superseded by a subsequent filing prior to the date hereof, as of the date of the last such amendment or superseding filing, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

5.4           Litigation.  There is no Proceeding pending or, to the Knowledge of the Buyer, threatened or anticipated against the Buyer relating to or affecting the Transactions.

5.5           No Brokers’ Fees.  The Buyer has no Liability for any fee, commission or payment to any broker, finder or agent with respect to the Transactions for which the Seller could be liable.

5.6           Investment Intent.  The Buyer is acquiring the Shares purchased hereunder for its own account and not with a view to distribution of such Shares in violation of the Securities Act.

ARTICLE VI

CLOSING CONDITIONS

6.1           Conditions to the Buyer’s Obligations.  The Buyer’s obligation to perform the Transactions contemplated to be performed on or before the Closing Date is subject to satisfaction, or written waiver by the Buyer, of each of the following conditions:

(a)            (i)           all of the representations and warranties of the Company and the Sellers in this Agreement must have been accurate in all material respects as of the date hereof and must be accurate in all material respects as if made on the Closing Date, except in each case to the extent any such representation or warranty is made as of an earlier specific date, in which case such representation or warranty must have been and must be accurate in all respects as of such date, and (ii) the Company and the Sellers must have performed and complied with all of their respective covenants and agreements in this Agreement to be performed prior to or at the Closing.

(b)           each of the following documents must have been delivered to the Buyer and dated as of the Closing Date (unless otherwise indicated):

(i)            certificates representing all of the Shares, free and clear of any Encumbrances, accompanied by duly executed stock powers, in form and substance reasonably satisfactory to the Buyer;

(ii)           the minute books, the stock certificate books and the stock ledger of the Company;

(iii)          the Escrow Agreement, executed by the Sellers and the Escrow Agent;

(iv)          the Employment Agreement, executed by Mike Gentile;

(v)           the Independent Contractor Agreement, executed by Blackbox Technology Consulting Corp.;

(vi)          signed resignations of each director and officer of the Company, in form and substance reasonably satisfactory to the Buyer;

(vii)         executed releases from each Seller and each director and officer of the Company, as well as from Coastline, in form and substance reasonably satisfactory to the Buyer;

(viii)        a certificate of the secretary of the Company, in form and substance reasonably satisfactory to the Buyer, certifying that with respect to it (A) attached thereto are a true, correct and complete copy of (1) its articles or certificate of incorporation certified as of a recent date by the Secretary of State of its state of incorporation and its bylaws, (2) to the extent applicable, resolutions duly adopted by its board of directors and stockholders authorizing the performance of the Transactions and the execution and delivery of the Transaction Documents to which it is a party and (3) a certificate of existence or good standing as of a recent date of it from its state of incorporation and a certificate of existence or good standing as of a recent date of it from each state in which it is qualified to conduct business;

(ix)          consents to the Transactions, a release of the Company and a waiver of any rights in any Shares executed by the spouse of a Seller, in form and substance reasonably satisfactory to the Buyer;

(x)           a certificate of each Seller’s non-foreign status as set forth in Treasury Regulation Section 1.1445-2(b), or Form W8BEN, as applicable; and

(xi)         such other documents as the Buyer may reasonably request for the purpose of (A)  evidencing the accuracy of each Seller’s and the Company’s representations and warranties, (B) evidencing each Seller’s and the Company’s performance of, and compliance with, any covenant or agreement required to be performed or complied with by each Seller and the Company, or (C) evidencing the satisfaction of any condition referred to in this Section 6.1.

(c)           each Consent listed in Schedule 4.4 (but not including the Unobtained Consents listed in Schedule 4.4) must have been obtained, delivered to the Buyer, be in full force and effect and be in the form approved by the Buyer pursuant to Section 5.2;

(d)           there must not be any Proceeding pending or threatened against the Buyer or any of its Affiliates that (i) challenges or seeks damages or other relief in connection with any of the Transactions or (ii) may have the effect of preventing, delaying, making illegal or interfering with any of the Transactions;

(e)           the Board of Directors of the Buyer shall have approved the Transactions;

(f)           each of the Company and each Seller shall have preserved intact the Business and their relationships with the Company’s employees, customers, agents and all other Persons reasonably related to the Business in a manner consistent with past practices or in the Ordinary Course of Business;

(g)           Reserved;

(h)           the performance of the Transactions must not, directly or indirectly, with or without notice or lapse of time, violate any Law that has been adopted or issued, or has otherwise become effective, since the date hereof; and

(i)           all Indebtedness owed to the Company by each Seller or any Related Person of the Seller must have been paid in full by such Person.

6.2          Conditions to the Sellers’ Obligations.  The Sellers’ obligations to perform the Transactions contemplated to be performed on or before the Closing Date are subject to satisfaction, or written waiver by the Sellers, of the following conditions:

(a)           (i)      all of the representations and warranties of the Buyer in this Agreement must have been accurate in all material respects as of the date hereof and must be accurate in all material respects as if made on the Closing Date, and (ii) the Buyer must have performed and complied with all of its covenants and agreements in this Agreement to be performed prior to or at the Closing.

(b)           each of the following documents must have been delivered to the Seller:

(i)           the Escrow Agreement, executed by the Buyer and the Escrow Agent; and

(ii)           the Employment Agreement, executed by the Company, as applicable; and

(c)           the sale of the Shares by the Sellers to the Buyer will not violate any Law that has been adopted or issued, or has otherwise become effective, since the date hereof.

(d)           Documents for exemption for registration of the Securities Consideration.

ARTICLE VII
POST-CLOSING COVENANTS

The Parties agree as follows with respect to the period following the Closing:

7.1           Litigation Support.  If any Party is evaluating, pursuing, contesting or defending against any Proceeding in connection with (a) any Transaction or (b) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving the Company, then upon the request of such Party each other Party will cooperate with the requesting Party and its counsel in the evaluation, pursuit, contest or defense, make available its personnel, and provide such testimony and access to its books and records as may be necessary in connection therewith. The requesting Party will reimburse each other Party for its out-of-pocket expenses related to such cooperation (unless the requesting Party is entitled to indemnification therefor under Section 8.1 without regard to Section 8.4).

7.2           Transition.  No Seller will take any action that is designed or intended to have the effect of discouraging any lessor, lessee, employee, Governmental Body, licensor, licensee, customer, supplier or other business associate of any the Company from maintaining the same relationships with the Company after the Closing as it maintained prior to the Closing.

7.3           Confidentiality.  Each of the Sellers will, and will cause its Affiliates and Representatives to, maintain the confidentiality of the Confidential Information at all times, and will not, directly or indirectly, use any Confidential Information for its own benefit or for the benefit of any other Person or reveal or disclose any Confidential Information to any Person other than authorized Representatives of the Buyer and the Company, except in connection with this Agreement or with the prior written consent of the Buyer.  The covenants in this Section 7.3 will not apply to Confidential Information that (a) is or becomes available to the general public through no breach of this Agreement by a Seller or its Affiliates or Representatives or, to the Knowledge of each Seller, breach by any other Person of a duty of confidentiality to the Buyer or (b) a Seller is required to disclose by applicable Law;

provided, however, that each Seller will notify the Buyer in writing of such required disclosure as much in advance as practicable in the circumstances and cooperate with the Buyer to limit the scope of such disclosure.  At any time that the Buyer may request, each Seller will, and will cause its Affiliates and Representatives to, turn over or return to the Buyer all Confidential Information in any form (including all copies and reproductions thereof) in its possession or control.

7.4           Non-Competition.

(a)           Each Seller hereby agrees that during the Restricted Period, except in regards to the Seller’s proper performance of his or her duties as an employee of the Buyer or its successor or any of its Affiliates, such Seller shall not, directly or indirectly:

(i)           engage in the Business in the Restricted Territory, including providing funds for the same;

(ii)          provide services routinely performed for customers (directly or indirectly) in the operation of the Business (“Services”) in the Restricted Territory;

(iii)         solicit any Customer for purposes of providing Services;

(iv)          accept as a customer any Customer for purposes providing Services;

(v)           induce or attempt to induce any Employee to terminate his employment with the Buyer or any of its Affiliates;

(vi)          employ, or engage as an independent contractor, any Employee;

(vii)         interfere with the business relationship between a Customer or Employee and the Buyer or any of its Affiliates; or

(viii)         encourage any Person to engage in any of the foregoing activities, including but not limited to providing financing, directly or indirectly, for any of the foregoing activities;

provided, however, that, subject to the foregoing and the terms of Mike Gentile’s Employment Agreement, the Restricted Period as to Mike Gentile only, solely for the purposes of providing Services to any Person other than Customers of the Company, shall be two (2) years from the date of this Agreement, and the Restricted Period for the creation, development or sale of any and all types of software related to risk management shall continue for three (3) years from the date of this Agreement.  Notwithstanding the foregoing, if (i) the Company defaults in its payment obligations under the Note payable to Mike Gentile, and fails to cure such default as provided in the Note, and (ii) (A) Mike Gentile’s Employment Agreement has been terminated and (B) Mike Gentile is not being paid any severance or any other benefit by the Company or Buyer, then the foregoing noncompetition covenants shall terminate.

Provided, further, that, subject to the foregoing and the terms of the Independent Contractor Agreement with Blackbox Technology Consulting Corp., the Restricted Period as to Jason Houlden (and any affiliated entity), solely for the purposes of providing Services to any Person other than Customers of the Company, shall be two (2) years from the date of this Agreement, and the Restricted Period for the creation, development or sale of any and all types of software related to risk management shall continue for three (3) years from the date of this Agreement.  If Jason Houlden is presented with an unsolicited opportunity to perform services which would potentially be in violation of this Section or the Independent Contractor Agreement, Mr. Houlden shall notify the Company, at which point the parties shall work

together in good faith to develop a workable solution.   Notwithstanding the foregoing, if (i) the Company defaults in its payment obligations under the Note payable to Jason Houlden, and fails to cure such default as provided in the Note, and (ii) (A) the Independent Contractor Agreement between the Company and Blackbox Technology Consulting Corp. has been terminated and (B) neither Jason Houlden nor Blackbox Technology Consulting Corp. is being compensated by the Company or Buyer in any way, then the foregoing noncompetition covenants shall terminate as to Jason Houlden and Blackbox Technology Consulting Corp.

Provided, further, the foregoing will not restrict the ability of the Seller to purchase or otherwise acquire up to five percent of any class of securities of any enterprise (but without otherwise participating in the activities of such enterprise) if such securities have been registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934.

(b)           Each Seller hereby agrees that the covenants in this Agreement are reasonable given the real and potential competition encountered (and reasonably expected to be encountered) by the Buyer and the substantial knowledge and goodwill such Seller has acquired with respect to the Business.  Notwithstanding the foregoing, in the event that at the time of enforcement of any provision of this Section 7.4 a court or other tribunal will hold that the restrictions in this Section 7.4 are unreasonable or unenforceable under circumstances then existing, the Parties agree that the maximum period, scope or geographical area reasonable under such circumstances will be substituted for the stated period, scope or area.

(c)           The Parties agree that in the event of any breach by a Seller of any of the provisions of this Section 7.4, money damages would be inadequate and the Buyer would have no adequate remedy at law.  Accordingly, notwithstanding anything to the contrary contained in this Agreement (including Article VIII), the Parties agree that the Buyer will have the right, in addition to any other rights and the obligations under this Section 7.4 or Section 7.5, to seek an adequate remedy for such, not only by an action for damages but also by an action or actions for specific performance, injunction and/or other equitable relief in order to enforce or prevent any violations (whether anticipatory, continuing or future) of the provisions of this Section 7.4.

7.5           Forfeiture of Escrow Funds.  EACH SELLER ACKNOWLEDGES THAT A MATERIAL BREACH BY A SELLER OF THIS ARTICLE VII OR ANY OTHER POST-CLOSING COVENANTS CONTAINED IN THIS AGREEMENT ON OR PRIOR TO THE FIRST ANNIVERSARY OF THE CLOSING DATE, WILL RESULT IN THE FORFEITURE BY SUCH SELLER OF ANY ESCROW FUNDS THEN REMAINING, AND RELEASES ANY CLAIM AGAINST THE BUYER, THE COMPANY OR THEIR RESPECTIVE AFFILIATES FOR ANY FORFEITED ESCROW FUNDS.

7.6           Change and Use of Name.  Each Seller and the Company will, and the Sellers will cause the Company to, cease to use and will not grant any license to use any name containing any combination of the term “Delphiis” or any name, slogan, logo or trademark that is similar to any of the trademarks acquired by the Buyer pursuant hereto and will take such actions as the Buyer may reasonably request to enable the Buyer and its Affiliates to use such name, slogan, logo or trademark.

7.7           Escrow Agreement.  The Sellers and the Buyer shall each duly perform its, his or her  respective obligations under the Escrow Agreement and, in addition, shall do the following in connection with the Escrow Agreement so long as any Escrow Funds are held thereunder:

(a)           Promptly upon the final resolution of any claim by the Buyer or any of the other Buyer Indemnitees for indemnification by the Sellers under Article VIII of this Agreement (whether such resolution be by mutually-agreed settlement, confirmed arbitration award, or final adjudication by a court of competent jurisdiction after all rights to further appeal have been exhausted or expired), if such resolution involves any payment to the Buyer or any other Buyer Indemnitee for which provision is not otherwise made, the Sellers and the Buyer shall jointly instruct the Escrow Agent to disburse from the Escrow Funds to the Buyer and any such other Buyer Indemnitee all amounts payable to them by the Sellers, using the cash, investments and other property in the Escrow Funds.  Upon or in connection with such final resolution, the Buyer shall have the right to apply to any court of competent jurisdiction for an order compelling the Seller’s joinder in such instructions to the Escrow Agent.

(b)           Promptly upon any final determination that all remaining Escrow Funds have been forfeited pursuant to Section 7.5 (whether such determination be by mutually-agreed settlement, confirmed arbitration award, or final adjudication by a court of competent jurisdiction after all rights to further appeal have been exhausted or expired), the Sellers and the Buyer shall jointly instruct the Escrow Agent to disburse all of the remaining Escrow Funds to the Buyer and to terminate the escrow under the Escrow Agreement.  Upon or in connection with such final determination, the Buyer shall have the right to apply to any court of competent jurisdiction for an order compelling the Sellers’ joinder in such instructions to the Escrow Agent.

(c)           Within five (5) Business Days after the first anniversary of the Closing Date, the Sellers and the Buyer shall jointly instruct the Escrow Agent to disburse all of the remaining Escrow Funds to the Sellers unless, on or prior to such first anniversary (i) the Buyer has claimed, by written notice to the Sellers, that the Escrow Funds have been forfeited pursuant to Section 7.5, or (ii) the Buyer has given the Sellers timely notice of a claim for indemnification under Article X of this Agreement and such claim has not been resolved or, to the extent resolved, paid.  In the case of an alleged forfeiture of the Escrow Funds pursuant to Section 7.5, all of the remaining Escrow Funds shall continue to be held by the Escrow Agent until a final determination whether such forfeiture has occurred (whether such determination be by mutually-agreed settlement, confirmed arbitration award, or final adjudication by a court of competent jurisdiction after all rights to further appeal have been exhausted or expired); and upon such final determination, the Sellers and the Buyer shall jointly direct the disbursement of the remaining Escrow Funds in accordance with such final determination.  In the case of an unresolved claim for indemnification, the Escrow Funds shall continue to be held by the Escrow Agent until a final resolution of such claim (whether such resolution be by mutually-agreed settlement, confirmed arbitration award, or final adjudication by a court of competent jurisdiction after all rights to further appeal have been exhausted or expired); and upon such final resolution, the Sellers and the Buyer shall jointly direct the disbursement of the remaining Escrow Funds in accordance with such final resolution.   Notwithstanding the foregoing, if on such first anniversary there has been no claim by the Buyer that the Escrow Funds have been forfeited, and if all claims by the Buyer for indemnification are in a maximum aggregate amount that would be satisfied by less than all of the Escrowed Funds, then the Sellers and the Buyer shall jointly instruct the Escrow Agent to disburse to the Seller all of the remaining Escrow Funds in excess of the maximum aggregate amount of all pending and unpaid indemnification claims, with the balance to continue to be held until final resolution of the pending claims.

(d)           Pursuant to the Escrow Agreement, the Buyer will agree to pay the fees and expenses of the Escrow Agent and the Buyer and the Sellers will jointly and severally indemnify the Escrow Agent as to various matters.  Each of the Buyer and the Sellers hereby agrees that, in the event and to the extent that the Escrow Agent becomes entitled to indemnification due to such party’s willful misconduct, unlawful act, or breach of this Agreement or the Escrow Agreement, then such party shall indemnify and reimburse the other party for any amounts paid by such other party to the Escrow Agent that are attributable thereto.

ARTICLE VIII
INDEMNIFICATION

8.1           Indemnification by the Sellers. After the Closing and subject to the terms and conditions of this Article VIII:

(a)           The Sellers will severally indemnify and hold harmless the Buyer, the Company and any Subsidiaries and their respective Affiliates (other than the Sellers and the Sellers’ Related Persons) and Representatives (other than the Sellers) (collectively, “Buyer Indemnitees”) from, and pay and reimburse each Buyer Indemnitee for, all Losses directly or indirectly relating to or arising from: (i) any breach or inaccuracy, or any allegation of any third party that, if true, would be a breach or inaccuracy, of any representation or warranty made by the Sellers in Article III; or (ii) any breach of any covenant or agreement of the Sellers in this Agreement.

(b)           The Sellers will severally indemnify and hold harmless each Buyer Indemnitee from, and pay and reimburse each Buyer Indemnitee for, all Losses, directly or indirectly, relating to or arising from: (i) any breach or inaccuracy, or any allegation of any third party that, if true, would be a breach or inaccuracy, of any representation or warranty made by the Sellers, the Seller Representative or the Company in this Agreement (other than in Article III); (ii) any breach of any covenant or agreement of the Company in this Agreement; (iii) all Liabilities of, or arising from the conduct of, the Company existing at the Closing, or arising out of events or circumstances occurring prior to the Closing; (iv) any claim by the Sellers or any Person claiming through or on behalf of the Sellers arising out of or relating to any act or omission by the Buyer or any other Person in reliance upon instructions from or notices given by the Sellers; or (v) any matter set forth on Schedule 8.1.

8.2           Indemnification by the Buyer.  After the Closing, subject to the terms and conditions of this Article VIII, the Buyer will indemnify and hold harmless the Sellers and Seller’s Representative from, and pay and reimburse the Sellers and Seller’s Representative for, all Losses, directly or indirectly, relating to or arising from:  (a) any breach or inaccuracy, or any allegation of any third party that, if true, would be a breach or inaccuracy, of any representation or warranty made by the Buyer in this Agreement; or (b) any breach of any covenant or agreement of the Buyer in this Agreement.

8.3           Survival and Time Limitations.  All representations, warranties, covenants and agreements of the Buyer, Company and the Sellers in this Agreement or any other certificate or document delivered pursuant to this Agreement will survive the Closing. The Sellers will have no Liability with respect to any claim for any breach or inaccuracy of any representation or warranty in this Agreement or any other certificate or document delivered pursuant to this Agreement unless the Buyer notifies the Sellers of such a claim on or before July 1, 2015; provided, however, that (a) any claim relating to Section 4.19 (environmental) or 4.21 (employee benefits) may be made at any time until July 1, 2015, (b) any claim relating to Section 4.15 (taxes) may be made at any time until the date 90 days after the expiration of the statute or period of limitations (including any extension of such statute or period of limitations) applicable to Third-Party Claims with respect thereto and (c) any claim relating to Article III (the Sellers) or Section 4.1 (organization), 4.2 (capitalization), 4.3 (authority), 4.4 (conflicts), 4.7 (no undisclosed liabilities) or 4.8 (title to assets), fraud, or any covenant or agreement to be performed or complied with at or after the Closing may be made at any time until July 1, 2019.  The Buyer will have no Liability with respect to any claim for any breach or inaccuracy of any representation or warranty in this Agreement or any other certificate or document delivered pursuant to this Agreement unless the Sellers notify the Buyer of such a claim on or before July 1, 2015; provided, however, that any claim relating to fraud or any covenant or agreement to be performed or complied with at or after the Closing may be made at any time without any time limitation.  If the Buyer or the Sellers, as applicable, provides proper notice of a claim within the applicable time period set forth above, liability for such claim will continue until such claim is resolved.

8.4           Limitations on Indemnification by the Seller.  The Sellers will have no Liability with respect to the matters described in Section 8.1(b)(i) until the total of all Losses with respect to such matters exceeds $20,000 (the “Basket”), at which point the Sellers will be obligated to indemnify for all Losses without regard to the Basket; provided, however, that any claim relating to Section 4.1 (organization), 4.2 (capitalization), 4.3 (authority), 4.4 (conflicts), 4.7 (no undisclosed liabilities), 4.8 (title to assets), 4.15 (taxes) or 4.28 (brokers) will not be subject to or counted towards the Basket.  Each Seller’s maximum aggregate Liability with respect to the matters described in Section 8.1(b)(i) will be limited to an amount equal to sixty percent (60.00%) of the Purchase Price received by each such Seller (the “Cap”); provided, however, that any claim relating to Section 4.1 (organization), 4.2 (capitalization), 4.3 (authority), 4.4 (conflicts), 4.7 (no undisclosed liabilities), 4.8 (title to assets), 4.14 (intellectual property), 4.15 (taxes), 4.16 (legal compliance), 4.17 (litigation), 4.19 (environmental) or 4.28 (brokers) will not be subject to the Cap.  This Section 8.4 will not apply to any fraudulent breach of any representation or warranty.

8.5           Claims Against the Company.  Following the Closing, the Sellers may not assert, directly or indirectly, and hereby waive, any claim, whether for indemnification, contribution, subrogation or otherwise, against the Company with respect to any act, omission, condition or event occurring or existing prior to or on the Closing Date or any obligation of the Sellers under Section 8.1.  Each of the Sellers agrees not to make, directly or indirectly, and hereby waives, any claim for indemnification against the Company by reason of the fact that such Seller was a stockholder, director, officer, employee or agent of the Company or was serving at the request of the Company as a partner, trustee, director, officer, employee or agent of another entity (whether such claim is for judgments, damages, penalties, fines, costs, amounts paid in settlement, Losses, expenses or otherwise and whether such claim is pursuant to any Law, Organizational Document, Contract or otherwise) with respect to any Proceeding brought by the Buyer or the Company against the Sellers or any Affiliate thereof (whether such Proceeding is pursuant to this Agreement or otherwise), provided that this section shall not apply to any party’s obligations under this Agreement.

8.6           Manner of Payment.  Upon final judicial adjudication that Buyer is entitled to indemnification pursuant to this Article VIII, the Buyer may set off any amount to which it or the Company may be entitled under this Article VIII against any amount otherwise payable by the Company, the Buyer or any of their respective Affiliates to the Sellers.  The exercise of such set-off right in good faith will not constitute a breach or event of default under any Contract relating to any amount against which the set-off is applied.  If the Buyer does not exercise this right of set-off, the Buyer will seek payment of such amount from the Escrow Funds until such funds are exhausted and then may seek payment directly from the Sellers.

8.7           Third-Party Claims.

(a)           If a third party commences or threatens a Proceeding (a “Third-Party Claim”) against any Person (the “Indemnified Party”) with respect to any matter that the Indemnified Party might make a claim for indemnification against any Party (the “Indemnifying Party”) under this Article VIII, then the Indemnified Party must notify the Indemnifying Party (or the  Sellers, in the case of the Sellers) thereof in writing of the existence of such Third-Party Claim and must deliver copies of any documents served on the Indemnified Party with respect to the Third-Party Claim; provided, however, that any failure to notify the Indemnifying Party or deliver copies will not relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party is materially prejudiced by such failure.

(b)           Upon receipt of the notice described in Section 8.7(a), the Indemnifying Party will have the right to defend the Indemnified Party against the Third-Party Claim with counsel reasonably satisfactory to the Indemnified Party so long as (i) within ten days after receipt of such notice, the Indemnifying Party notifies the Indemnified Party in writing that the Indemnifying Party will, subject to the limitations of Section 8.4, indemnify the Indemnified Party from and against any Losses the Indemnified Party may incur relating to or arising out of the Third-Party Claim, (ii) the Indemnifying Party provides the Indemnified Party with evidence reasonably acceptable to the Indemnified Party that the Indemnifying Party will have the financial resources to defend against the Third-Party Claim and fulfill its indemnification obligations hereunder, (iii) the Indemnifying Party is not a party to the Proceeding or the Indemnified Party has determined in good faith that there would be no conflict of interest or other inappropriate matter associated with joint representation, (iv) the Third-Party Claim does not involve, and is not likely to involve, any claim by any Governmental Body, (v) the Third-Party Claim involves only money damages and does not seek an injunction or other equitable relief, (vi) settlement of, or an adverse judgment with respect to, the Third-Party Claim is not, in the good faith judgment of the Indemnified Party, likely to establish a precedential custom or practice adverse to the continuing business interests of the Indemnified Party, (vii) the Indemnifying Party conducts the defense of the Third-Party Claim actively and diligently and (viii) the Indemnifying Party keeps the Indemnified Party apprised of all developments, including settlement offers, with respect to the Third-Party Claim and permits the Indemnified Party to participate in the defense of the Third-Party Claim.  Notwithstanding anything to the contrary contained herein, no Indemnified Party will take any actions that would or may invalidate the insurance coverage of the Indemnifying Party.

(c)           So long as the Indemnifying Party is conducting the defense of the Third-Party Claim in accordance with Section 8.7(b), (i) the Indemnifying Party will not be responsible for any attorneys’ fees incurred by the Indemnified Party regarding the Third-Party Claim (other than attorneys’ fees incurred prior to the Indemnifying Party’s assumption of the defense pursuant to Section 8.7(b)) and (ii) neither the Indemnified Party nor the Indemnifying Party will consent to the entry of any judgment or enter into any settlement with respect to the Third-Party Claim without the prior written consent of the other party, which consent will not be withheld unreasonably.  If the Indemnified Party desires to consent to the entry of judgment with respect to or settle a Third-Party Claim but the Indemnifying Party refuses, then the Indemnifying Party will be responsible for all Losses with respect to such Third-Party Claim, without giving effect to the Basket or the Cap.

(d)           If any condition in Section 8.7(b) is or becomes unsatisfied, (i) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third-Party Claim in any manner it may deem appropriate (and the Indemnified Party need not consult with, or obtain any consent from, the Indemnifying Party in connection therewith), (ii) the Indemnifying Party will reimburse the Indemnified Party promptly and periodically (but no less often than monthly) for the costs of defending against the Third-Party Claim, including attorneys’ fees and expenses, and (iii) the Indemnifying Party will remain responsible for any Losses the Indemnified Party may incur relating to or arising out of the Third-Party Claim to the fullest extent provided in this Article VIII.

8.8           Other Indemnification Matters

.  Any claim for indemnification under this Article VIII must be asserted by providing written notice to the Sellers (or the Buyer, in the case of a claim by the Sellers) specifying the factual basis of the claim in reasonable detail to the extent then known by the Person asserting the claim.  All indemnification payments under this Article VIII will be deemed adjustments to the Purchase Price.  The right to indemnification will not be affected by any investigation conducted with respect to, or any Knowledge acquired (or capable of being acquired) at any time, whether before or after the date hereof, with respect to any representation, warranty, covenant or agreement in this Agreement.  THE INDEMNIFICATION PROVISIONS IN THIS ARTICLE VIII WILL BE

ENFORCEABLE REGARDLESS OF WHETHER ANY PERSON ALLEGES OR PROVES THE SOLE, CONCURRENT, CONTRIBUTORY OR COMPARATIVE NEGLIGENCE OF THE PERSON SEEKING INDEMNIFICATION OR ITS AFFILIATES, OR THE SOLE OR CONCURRENT STRICT LIABILITY IMPOSED ON THE PERSON SEEKING INDEMNIFICATION OR ITS AFFILIATES.  The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or agreement, will not affect the right to indemnification, payment of damages, or other remedy based on any such representation, warranty, covenant or agreement.

8.9           Exclusive Remedy.  After the Closing, this Article VIII will provide the exclusive legal remedy for the matters covered by this Article VIII, except for claims based upon fraud or as contemplated in Sections 7.4 or 7.5.  This Article VIII will not affect any remedy any Party may have under this Agreement prior to the Closing or upon termination of this Agreement or any equitable remedy available to any Party.

ARTICLE IX
TAX MATTERS

The following provisions will govern the allocation of responsibility as between the Buyer and the Sellers for certain Tax matters following the Closing Date:

9.1           Tax Indemnification.

(a)           The Sellers shall severally pay, reimburse and indemnify the Company, the Buyer and its Affiliates and hold them harmless from and against Losses resulting from or attributable to (i) all Taxes (or the non-payment thereof) of the Company for all Taxable periods ending on or before the Closing Date and the portion through the end of the Closing Date for any Taxable period that includes (but does not end on) the Closing Date (the “Pre-Closing Tax Period”), and (ii) any and all Taxes of any Person imposed on the Company as a transferee or successor, by Contract or pursuant to any law, rule, or regulation.  The indemnification under this Section 9.1 shall not be subject to the indemnification deductible and limit set forth in Section 8.4 or elsewhere in this Agreement.  The Sellers shall pay the Buyer, or the Company at the Buyer’s instruction, for any Taxes that are the responsibility of the Sellers pursuant to this Section 9.1 at least 5 days prior to payment of such amounts by the Buyer or the Company.  To the extent it is commercially and legally reasonable to do so, the Buyer agrees that in exercising any discretionary powers under this Section 9.1 it will do so in a manner that does not materially prejudice the Seller from a tax perspective.

(b)           In the case of any Taxable period that includes (but does not end on) the Closing Date (a “Straddle Period”), the amount of any Taxes based on or measured by income or receipts for the Pre-Closing Tax Period shall be determined based on an interim closing of the books as of the close of business on the Closing Date (and for such purpose, the Taxable period of any partnership or other pass-through entity shall be deemed to terminate at such time) and the amount of other Taxes for a Straddle Period which relates to the Pre-Closing Tax Period shall be deemed to be the amount of such Tax for the entire Taxable period multiplied by a fraction the numerator of which is the number of days in the Taxable period ending on the Closing Date and the denominator of which is the number of days in such Straddle Period.

9.2           Tax Periods Ending on or Before the Closing Date.  The Sellers will cause to be prepared, by an accounting firm approved by the Buyer, which approval shall not be unreasonably withheld, all Tax Returns for the Company for all Tax periods ending on or prior to the Closing Date that are due after the Closing Date, and the Buyer will file or cause to be filed all such Tax Returns.  The

Sellers will permit the Buyer to review, comment on and approve, which approval shall not be unreasonably withheld, each such Tax Return described in the preceding sentence prior to filing.  The Sellers will pay, reimburse and indemnify the Buyer and the Company for the Taxes on such Tax Returns in accordance with Section 9.1(a).

9.3           Tax Periods Beginning Before and Ending After the Closing Date.  The Buyer will prepare and file, or cause to be prepared and filed, any Tax Returns for the Company for Straddle Periods.  The Buyer will permit the Sellers to review and comment on each such Tax Return described in the preceding sentence prior to filing.  The Sellers will pay, reimburse and indemnify the Buyer and Company for Taxes on such Tax Returns related to the Pre-Closing Tax Period (determined in accordance with Section 9.1(b)) in accordance with Section 9.1(a).  The Buyers will not subsequently cause the company to refile, amend, or do any other thing that would result in an increase to the taxes owing by the company for any Tax Period ending on or before the closing date.

9.4           Cooperation on Tax Matters.  The Buyer, the Company and the Sellers will cooperate fully, as and to the extent reasonably requested by the other Party or Parties, in connection with the filing and preparation of Tax Returns pursuant to this Article IX and any Proceeding related thereto.  Such cooperation will include the retention and (upon any other Party’s request) the provision of records and information that are reasonably relevant to any such Proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder.  The Buyer and the Sellers agree that the Company will retain all books and records with respect to Tax matters pertinent to such Company relating to any Taxable period beginning before the Closing Date until the expiration of the statute or period of limitations of the respective Taxable periods.

9.5           Certain Transfer Taxes.  All transfer, documentary, sales, use, stamp, registration and other such Taxes and fees, including any penalties and interest thereon (collectively, the “Transfer Taxes”), incurred in connection with this Agreement or the Transactions will be paid by the Sellers when due, and the Sellers will, at their own expense, file all necessary Tax Returns and other documentation with respect to all such Transfer Taxes, and if required by applicable Law, the Buyer will, and will cause its Affiliates to, join in the execution of any such Tax Returns and other documentation.

ARTICLE X
MISCELLANEOUS

10.1           Seller Representative.

(a)           Each Seller hereby irrevocably appoints Mike Gentile (the “Seller Representative”) as such Seller’s representative, attorney-in-fact and agent, with full power of substitution to act in the name, place and stead of such Seller, to act on behalf of such Seller after the Closing in any amendment of or litigation or arbitration involving the Transaction Documents, and to do or refrain from doing all such further acts and things, and to execute all such documents, as the Seller Representative shall deem necessary or appropriate after the Closing, including the power (i) to give and receive all notices and communications to be given or received under the Transaction Documents and to receive service of process in connection with any claims under the Transaction Documents, including service of process in connection with arbitration, and (ii) to take all actions which under the Transaction Documents that may be taken by the Sellers and to do or refrain from doing any further act or deed on behalf of the Sellers which the Seller Representative deems necessary or appropriate in its sole discretion relating to the subject matter of this Agreement as fully and completely as such Sellers could do if personally present.

(b)           The Seller Representative will not be liable for any act taken or omitted by him as permitted under the Transaction Documents, except if taken or omitted in bad faith or by willful misconduct.  The Seller Representative will also be fully protected in relying upon any written notice, demand, certificate or document that it in good faith believes to be genuine (including facsimiles thereof).

(c)           The Sellers agree, severally (based on their respective ownership of Shares) but not jointly, to indemnify the Seller Representative for, and to hold the Seller Representative harmless against, any losses, liability or expense incurred without willful misconduct or bad faith on the part of the Seller Representative, arising out of or in connection with the Seller Representative’s carrying out its duties under this Agreement or any of the other Transaction Documents, including costs and expenses of successfully defending the Seller Representative against any claim of liability with respect thereto.  The Seller Representative may consult with counsel of its own choice and will have full and complete authorization and protection for any action taken or suffered by him in good faith and in accordance with the opinion of such counsel.

(d)           Notwithstanding anything in this Agreement to the contrary, nothing in this Section 10.1 shall release or hold harmless any Seller or the Seller Representative from their obligations to the Buyer under this Agreement, or otherwise operate to the detriment of the Buyer or the Buyer’s rights under this Agreement.

(e)           The Buyer and the Buyer Indemnified Parties shall be entitled to rely upon any action taken and any agreements or amendments entered into by the Seller Representative in his capacity as such, and shall have no liability or obligation to any Seller in respect thereof

10.2           No Third-Party Beneficiaries.  This Agreement does not confer any rights or remedies upon any Person (including any employee of the Company) other than the Parties, their respective successors and permitted assigns and, as expressly set forth in this Agreement, any Indemnified Party.

10.3           Entire Agreement.  The Transaction Documents constitute the entire agreement among the Parties with respect to the subject matter of the Transaction Documents and supersede all prior agreements (whether written or oral and whether express or implied) among any Parties to the extent related to the subject matter of the Transaction Documents (including any letter of intent or confidentiality agreement).

10.4           Successors and Assigns.  This Agreement will be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns.  No Seller may assign, delegate or otherwise transfer (whether by operation of law or otherwise) any of such Seller’s rights, interests or obligations in this Agreement without the prior written approval of the Buyer.  The Buyer may assign any or all of its rights or interests, or delegate any or all of its obligations, in this Agreement to (a) any successor to the Buyer, any successor to the Company, or any acquirer of a material portion of the businesses or assets of the Buyer or the Company, (b) one or more of the Buyer’s Affiliates, or (c) any lender to the Buyer or the Company as security for obligations to such lender. No assignment shall relieve the assigning party of any of its obligations hereunder.

10.5           Counterparts.  This Agreement may be executed by the Parties in multiple counterparts and shall be effective as of the date set forth above when each Party shall have executed and delivered a counterpart hereof, whether or not the same counterpart is executed and delivered by each Party.  When so executed and delivered, each such counterpart shall be deemed an original and all such counterparts shall be deemed one and the same document.  Transmission of images of signed signature pages by facsimile, e-mail or other electronic means shall have the same effect as the delivery of manually signed documents in person.

10.6           Notices.  Any notice pursuant to this Agreement must be in writing and will be deemed effectively given to another Party on the earliest of the date (a) three Business Days after such notice is sent by registered U.S. mail, return receipt requested, (b) one Business Day after receipt of confirmation if such notice is sent by facsimile, (c) one Business Day after delivery of such notice into the custody and control of an overnight courier service for next day delivery, (d) one Business Day after delivery of such notice in person and (e) such notice is received by that Party; in each case to the appropriate address below (or to such other address as a Party may designate by notice to the other Parties):

If to the Sellers (or to the Company prior to the Closing):

Mike Gentile, as Seller’s Representative
40 Via Agradar
San Clemente, California 92673
(949) 282-8633

with a copy to:

Ethan Miller-Bazemore
15621 Mayflower Lane
Huntington Beach, California 92647
(714) 585-8906

If to the Buyer:

Auxilio, Inc.
26300 La Alameda, Suite 100
Mission Viejo, CA 92691
Phone:  (949) 614-0698
Attn:  Paul T. Anthony, CFO

with a copy to:

Kirton McConkie PC
60 E. South Temple, Suite 1800
Salt Lake City, Utah 84111
Fax:  (801) 212-2006
Phone:  (801) 321-4864
Attn:  Alexander N. Pearson

10.7           JURISDICTION; SERVICE OF PROCESS.  EACH PARTY (A) CONSENTS TO THE PERSONAL JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED IN ORANGE COUNTY, CALIFORNIA (AND ANY CORRESPONDING APPELLATE COURT) IN ANY PROCEEDING ARISING OUT OF OR RELATING TO ANY TRANSACTION DOCUMENT, (B) WAIVES ANY VENUE OR INCONVENIENT FORUM DEFENSE TO ANY PROCEEDING MAINTAINED IN SUCH COURTS AND (C) EXCEPT AS OTHERWISE PROVIDED IN THIS AGREEMENT, AGREES NOT TO INITIATE ANY PROCEEDING ARISING OUT OF OR RELATING TO ANY TRANSACTION DOCUMENT IN ANY OTHER COURT OR FORUM. PROCESS IN ANY SUCH PROCEEDING MAY BE SERVED ON ANY PARTY ANYWHERE IN THE WORLD.

10.8           Resolution of Disputes.

(a)           All claims, disputes, controversies and alleged breaches arising out of or related to this Agreement or any of the other Transaction Documents or the performance or nonperformance hereof or thereof (other than as matters arising out of or relating to an alleged breach of Section 7.4) which cannot be settled through negotiation, including but not limited to any claim, dispute or controversy relating to the validity or enforceability of this Agreement, any Transaction Document or the breach thereof (each, a “Dispute”), shall be subject to mediation before the American Arbitration Association under its Commercial Mediation Procedures in effect as of the date the mediation proceeding is initiated.  The mediation shall be held in Orange County, California, unless another location is mutually agreed upon.  Within seven (7) calendar days after a mediator has been selected in accordance with such rules, the parties to such Dispute shall meet with the mediator for at least one mediation session of at least five (5) hours, it being agreed that each party’s representative attending that mediation session shall act in good faith.  The mediation may be terminated at any time by either party by notice that the mediation procedures are not productive.  Agreements reached in mediation shall be enforceable as settlement agreements in any court having jurisdiction thereof.  The costs of the mediation shall be shared equally between the parties.  All aspects of the mediation shall be confidential.  In the event a Dispute is not settled within forty-five (45) days after the first mediation session among the parties, any Party may initiate arbitration proceedings pursuant to Section 10.8(b) below.

(b)           Any Dispute not resolved pursuant to 10.8(a) above shall, upon the demand of either Party, be settled by binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association and the provisions of this subsection:

(i)           The arbitration shall be conducted by a panel of three impartial arbitrators selected in accordance with such Commercial Arbitration Rules, unless either the amount in controversy is less than $20,000 or the parties shall hereafter mutually agree in writing to have the arbitration conducted by a single arbitrator, in either which case the arbitration shall be conducted by a single arbitrator.  The final decision and award by the arbitrator(s) shall be set forth in a written decision.

(ii)           The arbitration shall be conducted in Orange County, California, unless the Parties mutually agree at the time for some other situs for the conduct of the arbitration proceeding.

(iii)           In conducting the arbitration and rendering their award, the arbitrators shall give effect to the terms of this Agreement and the other applicable Transaction Documents, including the choice of applicable law, shall give effect to any other agreement of the parties relating to the conduct of the arbitration, and shall give effect to applicable statutes of limitations.  If any dispute submitted to arbitration shall involve claims by or against a party hereto against or by a third party, and such third party cannot be made a party to such arbitration, the arbitrators shall be empowered to take such actions as they deem just and equitable in order to avoid prejudice to the parties hereto by reason of the inability of the arbitrators to adjudicate such third party claims, including without limitation, if they so determine, conditioning their award upon the outcome of the third party claims or staying the arbitration pending the outcome of the third party claims.  The arbitrators shall be empowered to order the Parties to provide pre-hearing discovery to each other upon such terms as the arbitrators may direct if one of both of the Parties requests discovery, the Parties fail to agree between themselves as to the conduct of discovery, and the arbitrators determine that such discovery will be consistent with the overriding goals of a fair and efficient process and a just and equitable award.

(iv)           The costs of the arbitration, including the fees and expenses of the arbitrators and of the American Arbitration Association, shall be allocated to such parties as, and in such proportions as, the arbitrators shall determine to be just and equitable, which determination shall be set forth in the award.

(v)           Judgment upon the award of the arbitrators may be entered by any court of competent jurisdiction.

(c)           Nothing in this Section shall preclude either Party from applying to a court of competent jurisdiction for, and obtaining if warranted, preliminary or ancillary relief pending the conduct of such alternative dispute resolution procedures and arbitration, or an order to compel the arbitration provided for herein, or such other relief as may be required to protect and preserve such Party’s rights pending the conduct of such procedures and arbitration.  This Section 10.8 provides the exclusive method of resolving any Dispute, provided that, notwithstanding any provision of this Agreement to the contrary, nothing in this Section 10.8 or in any other provision of this Agreement shall preclude any Party from seeking injunctive relief against the violation or breach of any provision in this Agreement as set forth in Section 10.14.

10.9           Governing Law.  This Agreement and all other Transaction Documents (unless otherwise stated therein) will be governed by the laws of the State of California without giving effect to any choice or conflict of law principles of any jurisdiction.

10.10           Amendments and Waivers.  No amendment of any provision of this Agreement will be valid unless the amendment is in writing and signed by the Buyer and the Seller Representative.  No waiver of any provision of this Agreement will be valid unless the waiver is in writing and signed by the waiving Party.  The failure of a Party at any time to require performance of any provision of this Agreement will not affect such Party’s rights at a later time to enforce such provision.  No waiver by any Party of any breach of this Agreement will be deemed to extend to any other breach hereunder or affect in any way any rights arising by virtue of any other breach.

10.11           Severability.  Any provision of this Agreement that is determined by any court of competent jurisdiction to be invalid or unenforceable will not affect the validity or enforceability of any other provision hereof or the invalid or unenforceable provision in any other situation or in any other jurisdiction. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

10.12           Expenses.  The Company will bear all expenses incurred by the Company or any Representative of the Company in connection with the Transactions contemplated to be performed before or on the Closing Date and such expenses will have been paid or accrued by the Company prior to the Closing Date.  The Sellers will bear all expenses incurred by the Sellers or any of their Representatives (including without limitation the Seller’s Representative) in connection with the Transactions contemplated to be performed before or on the Closing Date.  Except as otherwise expressly provided in this Agreement, the Buyer will bear all expenses incurred by the Buyer or any of its Representatives in connection with the Transactions contemplated to be performed on or before the Closing Date.  In the event of termination of this Agreement, the obligation of each Party to pay its own expenses will be subject to any rights of such Party arising from a breach of this Agreement by another Party.

10.13           Construction.  The article and section headings in this Agreement are inserted for convenience only and are not intended to affect the interpretation of this Agreement.  Any reference in this Agreement to any Article or Section refers to the corresponding Article or Section of this Agreement.  Any reference in this Agreement to any Schedule or Exhibit refers to the corresponding Schedule or

Exhibit attached to this Agreement and all such Schedules and Exhibits are incorporated herein by reference.  The word “including” in this Agreement means “including without limitation.”  This Agreement will be construed as if drafted jointly by the Parties and no presumption or burden of proof will arise favoring or disfavoring any Party by virtue of the authorship of any provision in this Agreement.  Unless the context requires otherwise, any reference to any Law will be deemed also to refer to all amendments and successor provisions thereto and all rules and regulations promulgated thereunder, in each case as in effect as of the date hereof and the Closing Date.  All accounting terms not specifically defined in this Agreement will be construed in accordance with GAAP as in effect on the date hereof (unless another effective date is specified herein).  The word “or” in this Agreement is disjunctive but not necessarily exclusive.  All words in this Agreement will be construed to be of such gender or number as the circumstances require.  References in this Agreement to time periods in terms of a certain number of days mean calendar days unless expressly stated herein to be Business Days.  In interpreting and enforcing this Agreement, each representation and warranty will be given independent significance of fact and will not be deemed superseded or modified by any other such representation or warranty.

10.14           Specific Performance.  Each Party acknowledges that the other Parties would be damaged irreparably and would have no adequate remedy of law if any provision of this Agreement is not performed in accordance with its specific terms or otherwise is breached.  Accordingly, each Party agrees that the other Parties will be entitled to an injunction to prevent any breach of any provision of this Agreement and to enforce specifically any provision of this Agreement, in addition to any other remedy to which they may be entitled and without having to prove the inadequacy of any other remedy they may have at law or in equity and without being required to post bond or other security.

10.15           Further Assurances.  Each Party agrees to furnish upon request to any other Party such further information, to execute and deliver to any other Party such other documents, and to do such other acts and things, all as any other Party may reasonably request for the purpose of carrying out the intent of the Transaction Documents.

[Signature pages follow]

The Parties have executed and delivered this Stock Purchase Agreement as of the date first written above.

“Buyer”:
AUXILIO, INC.
By: /s/ Joseph J. Flynn Name: Joseph J. Flynn Title: President & Chief Executive Officer

“Sellers”:
/s/ Mike Gentile Mike Gentile
/s/ Jason Houlden Jason Houlden
/s/ Ethan Miller Bazemore Ethan Miller-Bazemore
/s/ Hiep Ong Hiep Ong
/s/ Henning Schwalbe Henning Schwalbe
/s/ Peter Glynn Peter Glynn
/s/ Huy Nguyen Huy Nguyen
/s/ Chris Rogers Chris Rogers

“Company”:
DELPHIIS, INC.
By: /s/ Mike Gentile Name: Mike Gentile Title: Chief Executive Officer

EXHIBIT A

Employment Agreement

EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (“Agreement”) is made effective as of July 1, 2014 (“Effective Date”), by and between AUXILIO, Inc., a Nevada corporation (“Company”) and Mike Gentile (“Employee”).  For purposes of this Agreement, the term “Company” refers to Auxilio, Inc. and its wholly owned subsidiaries Auxilio Solutions, Inc. and Delphiis, Inc., each a California Corporation.

The parties agree as follows:

1.           Employment; Release of Claims.

1.1           Employment.  Company hereby employs Employee, and Employee hereby accepts such employment, upon the terms and conditions set forth herein.  Employee acknowledges and agrees that Employee’s employment relationship with the Company commencing as of the Effective Date shall be “at will.”  This Agreement does not in any way alter Employee’s “at-will” status or limit Company’s or Employee’s right to terminate Employee’s employment with Company at any time, with or without cause.

1.2           Release of Claims.  This Agreement supersedes in its entirety any employment agreement, oral or in writing, or comparable arrangements between the Company or its wholly-owned subsidiary Delphiis, Inc. (“Delphiis”) in effect prior to the Effective Date.  Except for non-employment related obligations of Delphiis, Employee hereby relinquishes and unconditionally waives any claim or entitlement to any severance pay or other post-termination benefits from the Company or Delphiis pursuant to any agreement in effect prior to the Effective Date, and hereby discharges and releases any claims against Company and Delphiis relating to anything done or omitted to be done with respect to Employee’s employment up to the date of this Agreement.

2.           Duties.

2.1           Position.  Employee is employed as [Executive Vice President] and shall have the duties and responsibilities assigned by the Company’s Chief Executive Officer, as may be reasonably assigned from time to time.  Employee shall perform faithfully and diligently all duties assigned to Employee.  Company reserves the right to modify Employee’s duties at any time in its sole and absolute discretion.

2.2            Best Efforts/Full-time.  Employee will expend Employee’s best efforts on behalf of Company and its subsidiaries, and will abide by all policies and decisions made by Company, as well as all applicable federal, state and local laws, regulations or ordinances.  Employee will act in the best interest of Company at all times.  Employee shall devote Employee’s full business time and efforts to the performance of Employee’s assigned duties for Company, unless Employee notifies the Chief Executive Officer in advance of Employee’s intent to engage in other paid work and receives the express written consent to do so.

3.           Term.

3.1             Initial Term.  The employment relationship pursuant to this Agreement shall be for an initial term commencing on the Effective Date set forth above and continuing until June 30, 2017 (“Initial Term”), unless sooner terminated in accordance with paragraph 7 below.

3.2              Renewal.  On completion of the Initial Term specified in subparagraph 3.1 above, this Agreement will automatically renew for subsequent twelve (12) month terms unless either party provides advance written notice to the other that such party does not wish to renew the Agreement for a subsequent twelve (12) months.  In the event either party gives notice of nonrenewal pursuant to this subparagraph 3.2, this Agreement will expire at the end of the current term.

4.           Compensation.

4.1           Base Salary.  As compensation for Employee’s performance of Employee’s duties hereunder, Company shall pay to Employee an initial Base Salary (the “Base Salary”) of $200,000, payable in accordance with the normal payroll practices of Company, less required deductions for state and federal withholding tax, social security and all other employment taxes and payroll deductions.  In the event Employee’s employment under this Agreement is terminated by either party, for any reason, Employee will be entitled to receive Employee’s Base Salary prorated to the date of termination.

4.2           Incentive Compensation.  Employee will be eligible to earn incentive compensation in accordance with the provisions set forth in Exhibit A.

4.3           Equity Compensation.  Subject to the terms and conditions of this Agreement, Employee will be granted a total of 400,000 restricted shares of the Company’s Common Stock (the “Equity Compensation”), which shares of Common Stock will vest as follows: 100,000 shares will vest two (2) years from the Effective Date; 100,000 shares will vest three (3) years from the Effective Date; 100,000 shares will vest four (4) years from the Effective Date and 100,000 shares will vest five (5) years from the Effective Date.

5.           Customary Fringe Benefits.  Employee will be eligible for all customary and usual fringe benefits generally available to executives of Company subject to the terms and conditions of Company’s benefit plan documents.  Company reserves the right to change or eliminate the fringe benefits on a prospective basis, at any time, effective upon notice to Employee.

6.           Business Expenses.  Employee will be reimbursed for all reasonable, out-of-pocket business expenses incurred in the performance of Employee’s duties on behalf of Company.  To obtain reimbursement, expenses must be submitted promptly with appropriate supporting documentation in accordance with Company’s policies.

7.           Termination of Employee’s Employment.

7.1           Termination for Cause by Company.  Although Company anticipates a mutually rewarding employment relationship with Employee, Company may terminate Employee’s employment immediately at any time for Cause.  For purposes of this Agreement, “Cause” is defined as: (a) acts or omissions constituting gross negligence, recklessness or willful misconduct on the part of Employee with respect to Employee’s obligations or otherwise relating to the business of Company; (b) Employee’s material breach of this Agreement; and (c) Employee’s conviction or entry of a plea of nolo contendere for fraud, misappropriation or embezzlement, or any felony or crime of moral turpitude.  In the event Employee’s employment is terminated in accordance with this Section 7.1, Employee shall be entitled to receive Employee’s Base Salary prorated to the date of termination.  All other Company obligations to Employee pursuant to this Agreement will become automatically terminated and completely extinguished.  Employee will not be entitled to receive the Severance Payment described in Section 7.3 below and will forfeit any unvested shares of Common Stock granted to Employee pursuant to this Agreement, including without limitation the Equity Compensation.  Without limiting the foregoing, the Company will provide written notice of what it deems to constitute “Cause” in reasonable detail, and Employee will have thirty (30) days to cure the default or in the event that the default is not susceptible to cure within thirty (30) days, Employee will take actions to commence to cure such default and will inform the Company of the proposed time required to cure such default, which the Company may accept or reject.  If Company rejects in good faith Employee’s proposed cure time period, then termination shall be effective thirty (30) days following the date written notice was provided to Employee.  During such cure period, Company may, however, temporarily suspend Employee’s employment and may require that Employee remain off-site or without access to Company’s facilities and systems.

7.2           Termination as a Result of Employee’s Death or Disability.  Employee’s employment hereunder shall terminate automatically upon Employee’s death and may be terminated by the Company upon Employee’s Disability (as hereinafter defined).  If Employee’s employment hereunder is terminated by reason of Employee’s Disability or death, Employee’s (or Employee’s estate’s) right to benefits under this Agreement will terminate as of the date of such termination and all of Company’s obligations hereunder shall immediately cease and terminate, except that Employee or Employee’s estate, as the case may be, will be entitled to receive accrued Base Salary and benefits through the date of termination and the unvested portion of the Equity Compensation shall immediately vest.  As used herein, “Disability” shall have the meaning set forth in any long-term disability plan in which Employee participates, and in the absence thereof shall mean the determination in good faith by the Company’s board of directors (or comparable governing body) that, due to physical or mental illness, Employee shall have failed to perform his duties on a full-time basis hereunder for one hundred eighty (180) consecutive days and shall not have returned to the performance of his duties hereunder on a full-time basis before the end of such period, and if Disability has occurred termination shall occur within thirty (30) days after written notice of termination is given (which notice may be given before the end of the one hundred eighty (180) day period described above so as to cause termination of employment to occur as early as the last day of such period).

7.3           Termination Without Cause by Company/Severance; Change of Control.

(a)           Company may terminate Employee’s employment under this Agreement without Cause at any time on thirty (30) days’ advance written notice to Employee for any reason or no reason , other than as a result of Employee’s death or Disability or for Cause.  In the event of (i) such termination without Cause, or (ii) in the event of the termination of Employee without Cause following a “Change of Control” (as defined in Section 7.3(b) below), Employee will receive the Base Salary then in effect, prorated to the date of termination, and a “Severance Payment” equivalent to (a)  payment of compensation for an additional twelve (12) months, payable in accordance with Company’s regular payroll cycle or lump sum, and (b) an additional provision of accelerating all unvested stock options, warrants and restricted stock provided that Employee:  (i)  complies with all surviving provisions of this Agreement as specified in Section 13.8 below; and (ii) executes a mutually agreeable separation agreement which includes a full general release, releasing all claims, known or unknown, that Employee may have against Company arising out of or any way related to Employee’s employment or termination of employment with Company.  Notwithstanding the foregoing, in the event the Company’s securities are publicly traded on the date of Employee’s termination of employment, any portion of the aggregate salary continuation payments described in clause (ii)(a) of this Section 7.3, and any acceleration of unvested stock options, warrants and restricted stock pursuant to clause (ii)(b) of this Section 7.3 which, if paid, would exceed the Section 409A Safe Harbor Limit (as defined in Section 7.3(c) below), such excess portion shall be paid to Employee in a lump sum on the first day of the seventh calendar month immediately following the date of Employee’s termination.

(b)           As used herein, “Change of Control” means:  (i) a sale of all or substantially all of the assets of the Company; (ii) a merger or consolidation in which the Company is not the surviving entity and in which the holders of the Company’s outstanding voting stock immediately prior to such transaction own, immediately after such transaction, securities representing less than fifty percent (50%) of the voting power of the entity surviving such transaction or, where the surviving entity is a wholly-owned subsidiary of another entity, the surviving entity’s parent; or (iii) a reverse merger in which the Company is the surviving entity but the shares of common stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities of the surviving entity’s parent, cash or otherwise, and in which the holders of the Company’s outstanding voting stock immediately prior to such transaction own, immediately after such transaction, securities representing less than fifty percent (50%) of the voting power of the Company or, where the Company is a wholly-owned subsidiary of another entity.

               (c)           As used herein, “Section 409A Safe Harbor Limit” means an amount equal to two (2) times the lesser of (i) Employee’s annual rate of compensation for the taxable year immediately preceding the taxable year in which Employee’s employment is terminated by the Company or (ii) the dollar amount in effect under Section 401(a)(17) of the Internal Revenue Code of 1986, as amended, for the taxable year in which Employee’s employment is terminated.

(d)           In the event that the benefits provided to Employee under this Agreement, and any other agreements, plans or arrangements to which Employee may be a party with the Company, cause Employee to incur an excise tax under Section 4999 of the Internal Revenue Code of 1986 (the “Code”) or any corresponding provisions of applicable state tax law in connection with a Change of Control, then the Company will pay Employee an additional amount sufficient to reimburse Employee for (i) the excise tax imposed on such benefits, and (ii) the federal and state income, employment and excise taxes, determined on a fully “grossed-up” basis, imposed on the benefits payments provided.  The Company shall be entitled to withhold from the payment required hereunder such taxes as it may be required to withhold under applicable tax law, and any such withheld taxes shall be treated as paid to Employee hereunder.

7.4           Voluntary Resignation by Employee Without Good Reason.  Employee may voluntarily resign Employee’s position with Company without Good Reason, at any time after the Initial Term, on thirty (30) days’ advance written notice.  In the event of Employee’s resignation without Good Reason, Employee will be entitled to receive only the Base Salary for the thirty-day notice period and no other amount for the remaining months of the current term, if any.  All other Company obligations to Employee pursuant to this Agreement will become automatically terminated and completely extinguished.  In addition, executive will not be entitled to receive the Severance Payment described in subparagraph 7.3 above and will forfeit any unvested shares of Common Stock granted to Employee pursuant to this Agreement, including without limitation the Equity Compensation.

7.5           Termination of Employment Upon Nonrenewal.  In the event either party decides not to renew this Agreement for a subsequent twelve (12) months in accordance with subparagraph 3.2 above, the Agreement will expire, Employee’s employment with Company will terminate and Employee will only be entitled to Employee’s Base Salary paid through the last day of the current term. All other Company obligations to Employee pursuant to this Agreement will become automatically terminated and completely extinguished.  If the Company delivers notice to Employee of Company’s intent to not renew this Agreement, the Equity Compensation to which Employee is entitled will immediately vest.  Alternatively, if Employee delivers notice to Company of Employee’s intent to not renew this Agreement, the unvested Equity Compensation to which Employee is otherwise entitled will be forfeited.

7.6           Voluntary Resignation by Employee for Good Reason.  Employee may voluntarily resign Employee’s position with Company for Good Reason, at any time on thirty (30) days’ advance written notice.  In the event of Employee’s resignation for Good Reason, Employee will be entitled to receive the Base Salary to which Employee is entitled for the remainder of the then-current term, the Severance Payment described in Section 7.3(a), subject to the terms and conditions of Section 7.3(a), and all Equity Compensation to which Employee is entitled will immediately vest. All other Company obligations to Employee pursuant to this Agreement will become automatically terminated and completely extinguished.  Employee will be deemed to have resigned for Good Reason in the following circumstances: (i) the Company reduces the amount of the Base Salary (as in effect on the date hereof and as the same may be increased from time to time) or potential incentive compensation without Employee ’s written consent, unless such reduction in salary or incentive compensation affects all executives of the Company, (ii) the Company changes Employee’s place of work to a location more than sixty (60) miles from the location in which Employee is providing services on the date of this

Agreement without Employee’s prior consent, or (iii) any other material breach by the Company (or its successors) of this Agreement, in each case set forth above which is not cured to Employee’s reasonable satisfaction within thirty (30) days after written notice thereof to the Company.

8.           No Conflict of Interest.  During the term of Employee’s employment with Company and during any period Employee is receiving payments from Company, Employee must not engage in any work, paid or unpaid, that creates an actual or potential conflict of interest with Company.  Such work shall include, but is not limited to, directly or indirectly competing with Company in any way, or acting as an officer, director, employee, consultant, stockholder, volunteer, lender, or agent of any business enterprise of the same nature as, or which is in direct competition with, the business in which Company is now engaged or in which Company becomes engaged during the term of Employee’s employment with Company, as may be determined by the Company’s Chief Executive Officer in its sole discretion.  If the Company’s Chief Executive Officer believes such a conflict exists during the term of this Agreement, the Company’s Chief Executive Officer may ask Employee to choose to discontinue the other work or resign employment with Company.  If the Company’s Chief Executive Officer believes such a conflict exists during any period in which Employee is receiving payments pursuant to this Agreement, the Company’s Chief Executive Officer may ask Employee to choose to discontinue the other work or forfeit the remaining severance payments.  In addition, Employee agrees not to refer any client or potential client of Company to competitors of Company, without obtaining Company’s prior written consent, during the term of Employee’s employment and during any period in which Employee is receiving payments from Company pursuant to this Agreement.

9.           Confidentiality and Proprietary Rights.  Employee agrees to read, sign and abide by [Company’s Employee Innovations and Proprietary Rights Assignment Agreement,] which is provided with this Agreement and incorporated herein by reference.

10.           Non-Solicitation; Non-Competition.   Employee and the Company understand and agree that the purpose of this Section 10 is solely to protect Company’s legitimate business interests, including, but not limited to confidential information and trade secrets, partner relationships and goodwill, and the Company’s competitive advantage in the operation of the Business or provision of Services (each as hereinafter defined).  This Section 10 is not intended to impair, nor will it impair, Employee’s ability or right to work or earn a living.  Employee and Company further understand and agree that this Section 10 represents an important element of this Agreement, and is a material inducement to Company entering into this Agreement, without which Company would not have entered into this Agreement and the Purchase Agreement (as hereinafter defined).

10.1           Nonsolicitation of Customers or Prospects.  Employee acknowledges that information about Company’s customers and business methods is confidential and constitutes trade secrets and is essential to the goodwill of the Company.  Accordingly, Employee agrees that during the term of this Agreement and for a period of two (2) years after the termination of this Agreement, Employee will not, either directly or indirectly, separately or in association with others, interfere with, impair, disrupt or damage Company’s relationship with any of its customers or customer prospects by soliciting or encouraging others to solicit any of them for the purpose of diverting or taking away business from Company.

10.2           Nonsolicitation of Company’s Employees.  Employee agrees that during the term of this Agreement and for a period of two (2) years after the termination of this Agreement, Employee will not, either directly or indirectly, separately or in association with others, interfere with, impair, disrupt or damage Company’s business by soliciting, encouraging or attempting to hire any of Company’s employees or causing others to solicit or encourage any of Company’s employees to discontinue their employment with Company.

10.3           Non-Competition.  Employee agrees that during the term of this Agreement, and: (i) for a period of three (3) years after the termination of this Agreement, Employee shall not develop and/or sell risk management software or software solutions or any other form of intellectual property similar to any software solutions owned or used by the Company or any other intellectual property identified as “Intellectual Property” in the Purchase Agreement, to or for any person or entity in any industry; and (ii) for a period of six (6) months after termination of this Agreement, Employee shall not, directly or indirectly: (A) perform services in the information security business as it relates to the health care provider industry (the “Business”) anywhere in the United States of America (the “Restricted Territory”), including providing funds for the same; (B) provide services routinely performed for customers or clients (“Customers”) (directly or indirectly) in the operation of the Business (“Services”) in the Restricted Territory; (C) solicit any customer of the Business for purposes of providing Services; (D) accept as a customer any Customer for purposes of providing Services; (E) induce or attempt to induce any employee of the Company to terminate his or her employment with the Company; (F) employ, or engage as an independent contractor, any employee of the Company; (G) interfere with the business relationship between a Customer or employee and the Company; or (H) encourage any person to engage in any of the foregoing activities, including but not limited to providing financing, directly or indirectly, for any of the foregoing activities; provided, however, that the foregoing will not restrict the ability of the Employee to purchase or otherwise acquire up to five percent of any class of securities of any enterprise (but without otherwise participating in the activities of such enterprise) if such securities have been registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934. Notwithstanding the foregoing, Employee, upon prior written notice to Company’s chief executive officer or chief financial officer, may continue the consulting, speaking and publishing business related to the CISOhandbook.com, provided such activities in no way limit or diminish the services Employee is to provide to Company pursuant to this Agreement.

10.4           Reasonable Restrictions.  Employee hereby agrees that the covenants in this Agreement are reasonable given the real and potential competition encountered (and reasonably expected to be encountered) by the Company and the substantial knowledge and goodwill Employee has acquired with respect to the Business.  Notwithstanding the foregoing, in the event that at the time of enforcement of any provision of this Section 10.4 a court or other tribunal will hold that the restrictions in this Section 10.4 are unreasonable or unenforceable under circumstances then existing, the parties agree that the maximum period, scope or geographical area reasonable under such circumstances will be substituted for the stated period, scope or area.  The period of any restriction set forth in this Section 10 shall be extended by any period of time that Employee is or has been found to be in breach of any provision in this Section 10.

10.5           Purchase Agreement.  This Agreement is entered into in connection with that certain Stock Purchase Agreement dated effective as of July 1, 2014 among the Auxilio, Inc., Delphiis, Inc. and certain stockholders of Delphiis, Inc. (the “Purchase Agreement”).  Employee acknowledges that the foregoing covenant (i) is reasonable in its duration and scope and (ii) is of material importance to the Company, which would not have entered into the transactions contemplated by the Stock Purchase Agreement, but for obtaining such a covenant from the Employee.  Notwithstanding the foregoing, however, Company is not entitled to offset amounts due Employee under this Agreement, against amounts owed by Employee to Company pursuant to the Purchase Agreement.

 11.           Injunctive Relief.  Employee acknowledges that Employee’s breach of the covenants contained in Sections 8-10 would cause irreparable injury to Company and agrees that in the event of any such breach, Company shall be entitled to seek temporary, preliminary and permanent injunctive relief without the necessity of proving actual damages or posting any bond or other security.

 12.           Agreement to Arbitrate.  To the fullest extent permitted by law, Employee and Company agree to arbitrate any controversy, claim or dispute between them arising out of or in any way related to this Agreement, the employment relationship between Company and Employee and any disputes upon termination of employment, including but not limited to breach of contract, tort, discrimination, harassment, wrongful termination, demotion, discipline, failure to accommodate, family and medical leave, compensation or benefits claims, constitutional claims; and any claims for violation of any local, state or federal law, statute, regulation or ordinance or common law.  Claims for workers’ compensation, unemployment insurance benefits and Company’s right to obtain injunctive relief pursuant to paragraph 11 above are excluded.  For the purpose of this agreement to arbitrate, references to “Company” include all parent, subsidiary or related entities and their employees, supervisors, officers, directors, agents, pension or benefit plans, pension or benefit plan sponsors, fiduciaries, administrators, affiliates and all successors and assigns of any of them, and this agreement shall apply to them to the extent Employee’s claims arise out of or relate to their actions on behalf of Company.

12.1           Consideration.   The mutual promise by Company and Employee to arbitrate any and all disputes between them rather than litigate them before the courts or other bodies, provides the consideration for this agreement to arbitrate.

12.2           Initiation of Arbitration.  Either party may exercise the right to arbitrate by providing the other party with written notice of any and all claims forming the basis of such right in sufficient detail to inform the other party of the substance of such claims.  In no event shall the request for arbitration be made after the date when institution of legal or equitable proceedings based on such claims would be barred by the applicable statute of limitations.

12.3           Arbitration Procedure.  The arbitration will be conducted in Irvine, California by a single neutral arbitrator and in accordance with the then current rules for resolution of employment disputes of the American Arbitration Association (“AAA”).  The

parties are entitled to representation by an attorney or other representative of their choosing.  The arbitrator shall have the power to enter any award that could be entered by a judge of the trial court of the State of California, and only such power, and shall follow the law.  In the event the arbitrator does not follow the law, the arbitrator will have exceeded the scope of his or her authority and the parties may, at their option, file a motion to vacate the award in court.  The parties agree to abide by and perform any award rendered by the arbitrator.  Judgment on the award may be entered in any court having jurisdiction thereof.

12.4           Costs of Arbitration.  Each party shall bear one-half the cost of the arbitration filing and hearing fees, and the cost of the arbitrator.

13.           General Provisions.

13.1           Successors and Assigns.  The rights and obligations of Company under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of Company.  Employee shall not be entitled to assign any of Employee’s rights or obligations under this Agreement.

13.2           Waiver.  Either party’s failure to enforce any provision of this Agreement shall not in any way be construed as a waiver of any such provision, or prevent that party thereafter from enforcing each and every other provision of this Agreement.

13.3           Attorneys’ Fees.  Each side will bear its own attorneys’ fees in any dispute unless a statutory section at issue, if any, authorizes the award of attorneys’ fees to the prevailing party.

13.4           Severability.  In the event any provision of this Agreement is found to be unenforceable by an arbitrator or court of competent jurisdiction, such provision shall be deemed modified to the extent necessary to allow enforceability of the provision as so limited, it being intended that the parties shall receive the benefit contemplated herein to the fullest extent permitted by law.  If a deemed modification is not satisfactory in the judgment of such arbitrator or court, the unenforceable provision shall be deemed deleted, and the validity and enforceability of the remaining provisions shall not be affected thereby.

13.5           Interpretation; Construction.  The headings set forth in this Agreement are for convenience only and shall not be used in interpreting this Agreement.  This Agreement has been drafted by legal counsel representing Company, but Employee has participated in the negotiation of its terms.  Furthermore, Employee acknowledges that Employee has had an opportunity to review and revise the Agreement and have it reviewed by legal counsel, if desired, and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement.

13.6           Governing Law.  This Agreement will be governed by and construed in accordance with the laws of the United States and the State of California.  Each party consents to the jurisdiction and venue of the state or federal courts in Irvine, California, if applicable, in any action, suit, or proceeding arising out of or relating to this Agreement.

13.7           Notices.  Any notice required or permitted by this Agreement shall be in writing and shall be delivered as follows with notice deemed given as indicated:  (a) by personal delivery when delivered personally; (b) by overnight courier upon written verification of receipt; (c) by telecopy or facsimile transmission upon acknowledgment of receipt of electronic transmission; or (d) by certified or registered mail, return receipt requested, upon verification of receipt.  Notice shall be sent to the addresses set forth below, or such other address as either party may specify in writing.

13.8           Survival.  Sections 8 (“No Conflict of Interest”), 9 (“Confidentiality and Proprietary Rights”), 10 (Non-solicitation; Non-competition), 11 (“Injunctive Relief”), 12 (“Agreement to Arbitrate”), 13 (“General Provisions”) and 14 (“Entire Agreement”) of this Agreement shall survive Employee’s employment by Company.

14.           Entire Agreement.  This Agreement, including the Employee Innovations and Proprietary Rights Assignment Agreement incorporated herein by reference, the Purchase Agreement, and Company’s stock option plan and related option documents described in this Agreement, constitutes the entire agreement between the parties relating to this subject matter and supersedes all prior or simultaneous representations, discussions, negotiations, and agreements, whether written or oral.  This Agreement may be amended or modified only with the written consent of Employee and the Board of Directors of Company.  No oral waiver, amendment or modification will be effective under any circumstances whatsoever.

[Signature Page Follows]

THE PARTIES TO THIS AGREEMENT HAVE READ THE FOREGOING AGREEMENT AND FULLY UNDERSTAND EACH AND EVERY PROVISION CONTAINED HEREIN. WHEREFORE, THE PARTIES HAVE EXECUTED THIS AGREEMENT ON THE DATES SHOWN BELOW.

Dated: 7/6/2014	/s/ Mike Gentile
____________________________________
____________________________________
Employee

Dated: 7/7/2014	By: /s/ Joseph Flynn
Joseph Flynn
President and Chief Executive Officer, AUXILIO, Inc.

EXHIBIT A

INCENTIVE COMPENSATION PLAN

Bonus Plan

The Employee will be entitled to a Bonus Plan with a target compensation of $100,000 per year based on the four (4) performance metrics* within this Bonus Plan section.  For calendar year 2014 employee will be eligible to earn half of the annual target bonus covering the period from July through December 2014.  Payout is equal to the percentage achievement of performance metrics multiplied by the target compensation.  A minimum achievement of 80% of the target performance metric is required for any bonus payout and a maximum payout of 120% of target.  In the event of an achieved target over 100%, the total payout over 100% will be limited to the performance achieved on the EBITDA target.

1.	40% of bonus potential tied to revenue plus bookings totaling $620,000 for the six months July through December of 2014.

2.	40% of bonus potential tied to EBITDA loss target of $84,000 for the six months July through December of 2014.

3.
20% of bonus potential tied to leading the effort from the Delphiis side to integrate the company with Auxilio.  Success will be measured by the completion of the items outlined in the integration checklist.*

*These performance targets will be measured on a scale from 0-3.

Scale	Performance	Earned score
0	did not contribute substantially to the achievement of the metric	0%
1	did not meet expectations with at least 80% achievement	80%
2	met expectations	100%
3	exceeded expectations	20%

An example of the performance metric calculation follows:

Performance Metric	Weight	Scale	Earned Score	Total
1, Bookings	40%	n/a	110%	44.0%
2. EBITDA	40%	n/a	80%	32.0%
3. Integration	20%	2	100%	20.0%
Percent of Target				96.0%

EXHIBIT B

Independent Contractor Agreement

INDEPENDENT CONTRACTOR AGREEMENT

THIS INDEPENDENT CONTRACTOR AGREEMENT, consisting of the terms and conditions set forth below and in the attached Addendum, which is incorporated into and made a part hereof by this reference (the “Agreement”), is made by and between Auxilio, Inc., a Nevada corporation, having its principal place of business at 26300 La Alameda, Suite 100, Mission Viejo, CA 92691 (“Company”), and Blackbox Technology Consulting Corp., a Canadian Corporation , at 85 Hamilton St, Toronto, Ontario, Canada (“Contractor”).  This Agreement shall be effective on the 1st day of July, 2014 (the “Effective Date”).  For purposes of this Agreement, the term “Company” shall be deemed to include Auxilio, Inc. and its wholly-owned subsidiaries Auxilio Solutions, Inc. and Delphiis, Inc., each a California corporation.

I.
Independent Contractor Engagement and Services.  The Company hereby retains the services of Contractor to perform the work/projects/assignments described in Addendum A, as well as such other work/projects/assignments that the Company may assign and Contractor may accept during the term of this Agreement, subject to all of the following terms and conditions:

A.
Standards.  All projects/assignments assigned to Contractor shall be completed to the reasonable satisfaction of the Company in accordance with the specifications provided by the Company to Contractor in writing at the commencement of the project or assignment  All materials and equipment supplied by Contractor shall be in conformity with the standards and specifications established by the Company.

B.
Skill and Ability.  Contractor represents that it possesses and will utilize the skill, ability, experience, equipment, materials, and availability necessary to properly and fully complete the assigned projects/assignments.

II.
Term of Agreement and Termination.  This Agreement shall be effective as of July 1, 2014, and shall continue for a period of one (1) year, unless terminated sooner pursuant to the conditions set forth below.  This Agreement will automatically renew for subsequent one (1) year terms unless either party provides advance written notice to the other that such party does not wish to renew the Agreement.  In the event either party gives notice of nonrenewal pursuant to this section, this Agreement will expire at the end of the current term.

A.	Either Contractor or the Company may terminate this Agreement immediately for cause, including any breach or default of this Agreement; and

B.	Either Contractor or the Company may terminate this Agreement without cause or further liability upon thirty (30) days written notice to the other.

III.           Compensation.

A.	Compensation. In consideration for all services rendered under this Agreement, the Company shall pay Contractor a fee as described in Addendum A of this Agreement.

B.
Expense Reimbursement, Benefits, or Insurance.  The Company shall reimburse Contractor its actual out-of-pocket expenses as reasonably incurred by Contractor in connection with the performance of Services under this Agreement to the extent such expenses have been approved in advance by management of the Company. The Company shall not be required to reimburse any expenses not pre-approved in writing.  Contractor shall not be entitled to any benefit which may be provided to any employee of the Company, such as paid sick leave, holiday pay, vacation pay, or health, dental, life or disability insurance.  Furthermore, Contractor understands and agrees that Contractor is not eligible to receive workers’ compensation benefits in the event an injury, illness, or accident occurs while Contractor or its employees are performing services for the Company.

C.
No Minimum.  Except as set forth on Addendum A, nothing in this Agreement shall entitle Contractor to any minimum amount of work or compensation, or require the Company to utilize the services of Contractor.

IV.           Status, Taxes, Licenses, Insurance, Risk Assumption, Accounting, Indemnification.

A.
Independent Contractor.  Contractor is and at all times during the term of this Agreement shall remain an independent contractor.  Contractor shall operate strictly as an independent contractor and not as an agent or employee of Company.  As such, Contractor shall have sole control over the manner and means of performing the services outlined in Paragraph I. above and Addendum A attached hereto.  Nothing in this Agreement or in any subsequent modification hereto shall be interpreted to create any relationship of employer/employee, principal/agent, partnership, or joint venture.  Contractor shall have no authority to obligate, commit or bind the Company in any manner whatsoever, and the Company shall have no liability to Contractor or to others for any acts or omissions of Contractor.

B.
Taxes.  Contractor shall be solely responsible for, and Company shall have no obligation to withhold or pay, any income, social security, unemployment, disability, or other taxes on amounts due or payable under this Agreement.

C.	Licenses and Permits. Contractor represents it will comply fully with all applicable laws and regulations in performing the work assigned under this Agreement.

D.
Accountings.  Periodically, upon request, and at the time of termination Contractor shall render an accurate accounting to the Company of all services rendered or business transacted under this Agreement.

E.
Indemnification.  Each party shall defend, indemnify, and hold harmless the other party and its directors, officers, employees, agents, and contractors from any and all claims, losses, liabilities, suits, or expenses arising from Contractor’s performance or default of this Agreement.

V.           Company Property, Confidentiality, Proprietary Information, Non-Interference.

A..
Company Property.  Contractor shall exercise the highest level of due care in using and handling property or equipment of the Company.  Upon conclusion of its services for any reason, Contractor shall immediately gather up and return all property of the Company in its possession or under its control, including but not limited to the confidential and proprietary information referred to in this Agreement and all copies thereof in whatever form.

B.
Confidentiality.  Contractor acknowledges that it may have access to information in various formats concerning the Company and its business plans, products, finances, sales and marketing, prices and costs, personnel, customers, vendors, and employees, all of which the Company considers highly confidential whether or not the information is so marked.  Contractor agrees to keep all such information strictly confidential, and not disclose, use or exploit it for any purpose other than with the Company’s approval in the course of performing the services encompassed by this Agreement.

C.
Proprietary Information.  Contractor agrees that all trade secrets, patents, copyrights, and other proprietary information, as well as any inventions, discoveries, and improvements, that Contractor creates or contributes to during the course of rendering services , to the Company shall be the sole property of the Company, and Contractor hereby assigns and transfers all right, title, and interest it may have in any such trade secrets, patents, copyrights, proprietary information, inventions, discoveries, and improvements to the Company.  Contractor shall keep and provide the Company with accurate records of all services rendered.  Contractor shall cooperate with Company in obtaining patents, copyrights, or other legal protection under this Agreement, and hereby authorizes the Company to act as Contractor’s agent for such purposes if Contractor should become incapacitated for any reason.  Notwithstanding the foregoing, however, this provision shall not apply to any creations or contributions that were not done at the request of the Company or utilizing the Company’s resources and within the scope of Contractor’s engagement pursuant to this Agreement,

D.
Interference With Company Business.  To the extent it is necessary for Contractor to perform services under this Agreement on the premises or equipment of the Company, Contractor shall not unduly interfere with the Company’s business operations and shall leave the premises and equipment clean and in working order upon completion of work.

VI.           Non-Solicitation; Non-Competition.  Contractor and the Company understand and agree that the purpose of this Section VI is solely to protect Company’s legitimate business interests, including, but not limited to confidential information and trade secrets, partner relationships and goodwill, and the Company’s competitive advantage within the health care provider industry in the operation of the Business or provision of Services (each as hereinafter defined).  This Section VI is not intended to impair, nor will it impair, Contractor’s ability or right to work or earn a living.  Contractor and Company further understand and agree that this Section VI represents an important element of this Agreement, and is a material inducement to Company entering into this Agreement, without which Company would not have entered into this Agreement and the Purchase Agreement (as hereinafter defined).

A.	Nonsolicitation of Customers or Prospects. Contractor acknowledges that information about Company’s customers and business methods is confidential and constitutes trade secrets. Accordingly, Contractor agrees that during the term of this Agreement and for a period of one (1) year after the termination of this Agreement, Contractor will not, either directly or indirectly, separately or in association with others, interfere with, impair, disrupt or damage Company’s relationship with any of its current customers or customer prospects by soliciting or encouraging others to solicit any of them for the purpose of diverting or taking away business from Company. For purposes of this Agreement, “prospects” shall mean opportunities that both Company and Contractor are aware of and that are being pursued by Delphiis, Inc. or Auxilio, Inc.

B.
Nonsolicitation of Company’s Employees.  Contractor agrees that during the term of this Agreement and for a period of two (2) years after the termination of this Agreement, Contractor will not, either directly or indirectly, separately or in association with others, interfere with, impair, disrupt or damage Company’s business by soliciting, encouraging or attempting to hire any of Company’s employees, or causing others to solicit or encourage any of Company’s employees to discontinue their employment with Company.

C.
Non-Competition.  Contractor agrees that during the term of this Agreement, and: (i) for a period of three (3) years from the date of this Agreement, Contractor shall not develop and/or sell risk management software to or for any person or entity in any industry; and (ii) for a period of two (2) years from the date of this Agreement, Contractor shall not, directly or indirectly: (A) perform services in the information security business as it relates to the health care provider industry (the “Business”) anywhere in the United States of America (the “Restricted Territory”), including providing funds for the same; (B) provide services routinely performed for customers or clients (“Customers”) (directly or indirectly) in the operation of the Business (“Services”) in the Restricted Territory; (C) solicit any customer of the Business for purposes of providing Services; (D) accept as a customer any Customer for purposes of providing Services; (E) induce or attempt to induce any employee of the Company to terminate his or her employment with the Company; (F) employ, or engage as an independent contractor, any employee of the Company; (G) interfere with the business relationship between a Customer or employee and the Company; or (H) encourage any person to engage in any of the foregoing activities, including but not limited to providing financing, directly or indirectly, for any of the foregoing activities; provided, however, that the foregoing will not restrict the ability of the Contractor to purchase or otherwise acquire up to five percent of any class of securities of any enterprise (but without otherwise participating in the activities of such enterprise) if such securities have been registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934.   Provided, further, that, subject to the foregoing and the terms of the Purchase Agreement, if Jason Houlden is presented with an unsolicited opportunity to perform services which would potentially be in violation of this Section or the Purchase Agreement, Mr. Houlden shall notify the Company, at which point the parties shall work together in good faith to develop a workable solution.

D.
Reasonable Restrictions.  Contractor hereby agrees that the covenants in this Agreement are reasonable given the real and potential competition encountered (and reasonably expected to be encountered) by the Company and the substantial knowledge and goodwill Contractor has acquired with respect to the Business.  Notwithstanding the foregoing, in the event that at the time of enforcement of any provision of this Section a court or other tribunal will hold that the restrictions in this Section are unreasonable or unenforceable under circumstances then existing, the parties agree that the maximum period, scope or geographical area reasonable under such circumstances will be substituted for the stated period, scope or area.

E.
Purchase Agreement.  This Agreement is entered into in connection with that certain Stock Purchase Agreement dated effective as of July 1, 2014 among the Auxilio, Inc., Delphiis, Inc. and certain stockholders of Delphiis, Inc. (the “Purchase Agreement”).  Contractor acknowledges that the foregoing covenant (i) is reasonable in its duration and scope and (ii) is of material importance to the Company, which would not have entered into the transactions contemplated by the Stock Purchase Agreement, but for obtaining such a covenant from the Contractor.

VII.           Miscellaneous Provisions.

A.
Construction and Severability.  No provision of this Agreement shall be construed against any party merely because that party or its/his/her attorney drafted or revised the provision in question.  The provisions of this Agreement are severable, and if any part of it is found to be unenforceable, the other provisions shall remain fully valid and enforceable.

B.	Governing Law. This Agreement shall be governed by the laws of the State of California.

C.
Voluntariness.  The parties have entered into this Agreement freely and voluntarily, with a full understanding of its terms, and after having had full opportunity to secure independent advice and counsel.

D.
Entire Agreement.  This Agreement constitutes the sole and entire agreement and understanding of the parties relating to the subject matter hereof.  This Agreement supersedes and automatically cancels any and all prior discussions, negotiations, commitments and understandings between the parties, whether oral, written, or otherwise, relating to the subject matter of this Agreement.  This Agreement shall not be modified, changed or supplemented in any way except by a written document signed by the parties.

IN WITNESS WHEREOF, the parties have executed this Independent Contractor Agreement on the dates written below.

Dated: 7/6/2014	By:	/s/ Jason Houlden Independent Contractor

Dated: 7/7/2014	By:	/s/ Joseph J. Flynn Auxilio Supervisor

Dated: 7/7/2014	By:	/s/ Paul T. Anthony Auxilio Finance Department

ADDENDUM A

A.	Scope of Services:

Normal Business Activity:  Contractor shall be responsible for providing support to the following for the Company collectively referred to as “Normal Business Activity”:

•	Provide guidance for the team on code development issues

•	Attend code development meetings upon request

•	Provide quality assurance reviews of deliverables upon request

•	Provide mentoring and training for the team upon request

Project Based Activity: In addition to the Normal Business Activity, Contractor may be tasked with assisting the Company with implementation and/or consulting involving Managed Print Services, Professional Services, or other services as requested by Company (“Project Based Activity”).

B.	Compensation:

i.
Normal Business Activity Billing.  The Normal Business Activity work performed by Contractor for Company shall be performed at the rate set forth below.  Contractor is expected to work 40 hours per month for Company in consideration for a payment by Company to Contractor of five thousand dollars ($5,000) per month.  Any additional work beyond 40 hours per month shall be payable by Company to Contractor at an hourly rate of $125

ii.
Project Based Activity Billing.  The hourly rate for which Contractor shall be compensated for Project Based Activity will depend on the scope of work performed for Company’s customer and Contractor’s level of support and involvement.  Company and Contractor shall agree on an hourly rate on a case by case basis in writing prior to the commencement of work performed.

C.	Payment: Invoices shall be issued to Company by Contractor monthly after performance of the services. Payment shall be due fourteen (14) business days after receipt of invoices.

D.
Expense Reimbursement:  Company shall reimburse Contractor for all pre-approved, reasonable and necessary expenses, including domestic travel, lodging, and meal expenses incurred in connection with the services.  The Contractor shall provide Company with documentation supporting all expenses.  Company shall reimburse Contractor within fourteen (14) business days upon receipt of a request for reimbursement from Contractor.

EXHIBIT C

Escrow Agreement

ESCROW AGREEMENT

THIS ESCROW AGREEMENT, dated as of July 7, 2014 and effective for all purposes as of July 1, 2014 (the “Escrow Agreement”), is by and among those individuals signing this Escrow Agreement as “Sellers” on the signature page hereto (each a “Seller” and collectively the “Sellers”), Auxilio, Inc., a Nevada corporation (“Buyer”), and Colonial Stock Transfer Company, as Escrow Agent hereunder (“Escrow Agent”).

BACKGROUND

A.           Buyer, Sellers, Delphiis, Inc. (the “Company”) and Mike Gentile, as Seller Representative, have entered into a Stock Purchase Agreement dated effective as of July 1, 2014 (the “Stock Purchase Agreement”), pursuant to which Buyer is acquiring from Sellers all of the outstanding capital stock of the Company for consideration consisting of a combination of cash and shares of the common stock of Buyer; and

B.           To provide a non-exclusive source of payment of amounts payable by Sellers to Buyer and the other “Buyer Indemnitees” under Article VIII, “Indemnification,” of the Stock Purchase Agreement, and to also provide an incentive for Sellers’ compliance with certain other obligations of Sellers under the Stock Purchase Agreement pursuant to the forfeiture provision of Section 7.5 of the Stock Purchase Agreement, Sellers have agreed with Buyer for the deposit with Escrow Agent hereunder of a portion of the “Cash Consideration” payable to Sellers as the “Purchase Price” under the Stock Purchase Agreement, and for the cash so deposited to be held, invested and reinvested (to the extent provided herein), and disbursed and distributed by Escrow Agent as provided in this Agreement.

C.           Escrow Agent has agreed to accept, hold, and disburse the funds deposited with it and the earnings thereon in accordance with the terms of this Escrow Agreement.

D.           In order to establish the escrow of funds, the parties hereto have entered into this Escrow Agreement.

STATEMENT OF AGREEMENT

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, for themselves, their successors and assigns, hereby agree as follows:

1.           Definitions.  The following terms shall have the following meanings when used herein:

 “Buyer Representative” means the person so designated on Schedule A hereto or any other person designated in a writing signed by Buyer and delivered to Escrow Agent and the Seller Representative in accordance with the notice provisions of this Escrow Agreement to act as Buyer Representative under this Escrow Agreement.

“Cash Escrow Amount” means the sum of $100,000.00.

“Cash Escrow Fund” or “Escrow Funds” means the funds consisting of the Cash Escrow Amount.

“Escrow Period” means the period commencing on the date hereof and ending on the applicable termination date set forth on Schedule A hereto.

“Joint Written Direction” means a written direction executed by Buyer and Seller Representative and directing Escrow Agent to disburse all or a portion of the Escrow Funds or to take or refrain from taking an action pursuant to this Escrow Agreement.

“Representatives” means the Buyer Representative and the Seller Representative.

“Seller Representative” means the person so designated on Schedule A hereto or any other person designated in a writing signed by Sellers and delivered to Escrow Agent and the Buyer Representative in accordance with the notice provisions of this Escrow Agreement to act as Sellers Representative under this Escrow Agreement.

2.           Appointment of and Acceptance by Escrow Agent.  Buyer and Sellers hereby appoint Escrow Agent to serve as escrow agent hereunder.  Escrow Agent hereby accepts such appointment and, upon receipt thereof in accordance with Section 3 below, agrees to hold, invest and disburse the Escrow Funds in accordance with this Escrow Agreement.

3.           Deposit of Escrow Funds.  Simultaneously with the execution and delivery of this Escrow Agreement, Buyer will transfer the Cash Escrow Amount to Escrow Agent, by wire transfer of immediately available funds, to the account of Escrow Agent referenced on Schedule A hereto.

4.           Disbursements of Escrow Funds.

a.           Notice of Claim.  Escrow Agent shall disburse the Escrow Funds in the following manner:

i.             If, prior to the expiration of the Escrow Period, Buyer makes a claim for indemnification pursuant to Article VIII of the Stock Purchase Agreement or forfeiture of the Escrow Funds pursuant to Section 7.5 of the Stock Purchase Agreement (in either such case, a “Claim”), Buyer shall deliver to Escrow Agent and the Seller Representative simultaneously a written notice (a “Notice of Claim”) setting forth such claim in reasonable detail, including, without limitation, the total amount of such Claim and the amount of the Escrow Funds that are subject to such Claim (the “Escrow Claim Amount”).

ii.           Following receipt of a Notice of Claim by Escrow Agent and the Seller Representative, Escrow Agent shall not make any delivery or distribution of any Escrow Funds (except as set forth in Section 4.b. or c. below) until Escrow Agent’s receipt of (A) a Joint Written Direction instructing Escrow Agent with respect to the distribution of the Escrow Funds (or any part thereof) or (B) a final non-appealable order of any court of competent jurisdiction as to the disposition of the Escrow Funds (including without limitation any such order confirming an arbitration award as to disposition of the Escrow Funds).

b.           Expiration of Escrow Period.  If, upon expiration of the Escrow Period, there is not pending a Notice of Claim, Escrow Agent shall release the remaining Escrow Funds to Sellers in accordance with a Joint Written Direction as provided in the Stock Purchase Agreement.  If, upon expiration of the Escrow Period, there are one or more pending Notices of Claim in an aggregate Escrow Claim Amount less than the amount of the remaining Escrow Funds, then Escrow Agent shall distribute to Sellers an amount equal to the excess of the amount of the remaining Escrow Funds over such aggregate Escrow Claim Amount, in accordance with a Joint Written Direction as provided in the Stock Purchase Agreement.  Any remaining Escrow Funds shall thereafter shall be held in escrow under this Escrow Agreement until distributed by Escrow Agent in accordance with Section 4.a.ii. above or as otherwise provided in this Escrow Agreement.

c.           Joint Written Direction.  Notwithstanding the foregoing provisions of this Section 4, Escrow Agent shall disburse Escrow Funds at any time and from time to time, upon receipt of, and in accordance with, a Joint Written Direction.

d.           Tax Treatment; Tax Disbursements.  The parties hereto agree to treat Sellers as the owner of the Escrow Funds for the sole purpose of  determining who should report items of income and loss resulting from the Escrow Funds for tax purposes during the period of time that the Escrow Funds are held by Escrow Agent.  All tax reporting shall be made in a manner consistent with the foregoing sentence.  Notwithstanding any of the foregoing provisions of this Section 4, from time to time (but not more often than quarterly) upon Seller Representative’s written request, Escrow Agent shall disburse to Sellers an amount, as reasonably determined by Seller Representative, of Escrow Funds from the Cash Escrow Fund necessary for Sellers to satisfy, in full, all applicable federal, state and local income tax (including all tax calculated based on income, however denominated) liabilities attributable to the income, gains and earnings of the Escrow Funds for each preceding calendar quarter for which such disbursement was not previously requested; provided, however, that (i) such disbursement to Sellers shall not exceed forty-five percent (45%) of the interest and other investment income earned on the Escrow Funds during such previous quarterly period(s), and (ii) no such disbursement shall be made at any time to the extent that, after giving effect to such disbursement, the value of the remaining Cash Escrow Fund (were it to be immediately liquidated) would be less than: (i) $100,000.00, minus (ii) the aggregate amount of all disbursements (if any) made pursuant to this Section 4 hereof (other than disbursements under this subsection d).

All disbursements of Escrow Funds shall be subject to the claims and fees of Escrow Agent and the Indemnified Parties (as defined below) pursuant to Section 10 below, and shall be subject to all tax withholding as required by applicable law.

5.           Suspension of Performance; Disbursement Into Court.  If, at any time, (i) there shall exist any dispute between Sellers and Buyer with respect to the holding or disposition of all or any portion of the Escrow Funds or any other obligations of Escrow Agent hereunder, (ii) Escrow Agent is unable to determine, to Escrow Agent’s sole satisfaction, the proper disposition of all or any portion of the Escrow Funds or Escrow Agent’s proper actions with respect to its obligations hereunder, or (iii) Buyer and Sellers have not within 30 days of the furnishing by Escrow Agent of a notice of resignation pursuant to Section 7 hereof, appointed a successor Escrow Agent to act hereunder, then Escrow Agent may, in its sole discretion, take either or both of the following actions:

                a.           suspend the performance of any of its obligations (including without limitation any disbursement obligations) under this Escrow Agreement until such dispute or uncertainty shall be resolved to the sole satisfaction of Escrow Agent or until a successor Escrow Agent shall have been appointed (as the case may be); or

b.           petition (by means of an interpleader action or any other appropriate method) any court of competent jurisdiction in any venue convenient to Escrow Agent, for instructions with respect to such dispute or uncertainty, and to the extent required or permitted by law, pay into such court, for holding and disposition in accordance with the instructions of such court, all Escrow Funds, after deduction and payment to Escrow Agent of all fees and expenses (including court costs and attorneys’ fees) payable to, incurred by, or expected to be incurred by Escrow Agent in connection with the performance of its duties and the exercise of its rights hereunder.

Escrow Agent shall have no liability to Buyer, the Company, Sellers, the Representatives, and their respective partners, members or shareholders or any other person with respect to any such suspension of performance or disbursement into court, specifically including any liability or claimed liability that may arise, or be alleged to have arisen, out of or as a result of any delay in the disbursement of the Escrow Funds.  Notwithstanding anything to the contrary set forth in this Escrow Agreement, Escrow Agent’s suspension of performance under Section 5.a. above may not continue for a period of greater than sixty (60) days before Escrow Agent shall be required to file the petition contemplated by Section 5.b.

6.           Investment of Funds.

a.           Cash Escrow Fund.  Escrow Agent is herein directed and instructed to initially invest and reinvest the Cash Escrow Fund as determined in Escrow Agent’s discretion; provided, however, that no investment or reinvestment may be made except in the following:

i.           direct obligations of the United States of America or obligations the principal of and the interest on which are unconditionally guaranteed by the United States of America;

ii.           certificates of deposit issued by any bank, bank and trust company, or national banking association, which certificates of deposit are insured by the Federal Deposit Insurance Corporation or a similar governmental agency;

iii.           repurchase agreements with any bank, trust company, or national banking association; or

iv.           any institutional money market fund offered by Escrow Agent, including any institutional money market fund managed by Escrow Agent or any of its affiliates.

b. Each of the foregoing investments shall be made in the name of Escrow Agent.  No investment shall be made in any instrument or security that has a maturity of greater than three (3) months.  Notwithstanding anything to the contrary contained herein, Escrow Agent may, without notice to Buyer and Sellers, sell or liquidate any of the foregoing investments at any time if the proceeds thereof are required for any disbursement of Escrow Funds permitted or required hereunder.  All investment earnings shall become part of the Cash Escrow Fund and investment losses shall be charged against the Cash Escrow Fund.  Escrow Agent shall not be liable or responsible for loss in the value of any investment made pursuant to this Escrow Agreement, or for any loss, cost or penalty resulting from any sale or liquidation of the Escrow Funds.

7.           Resignation of Escrow Agent.  Escrow Agent may resign and be discharged from the performance of its duties hereunder at any time by giving thirty (30) days prior written notice to Seller Representative and Buyer specifying a date when such resignation shall take effect.  Upon any such notice of resignation, Buyer and Seller Representative jointly shall appoint a successor Escrow Agent hereunder prior to the effective date of such resignation.  The retiring Escrow Agent shall transmit all records pertaining to the Escrow Funds and shall remit all Escrow Funds to the successor Escrow Agent, after making copies of such records as the retiring Escrow Agent deems advisable.  After any retiring Escrow Agent’s resignation, the provisions of this Escrow Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Escrow Agent under this Escrow Agreement.

8.           Liability of Escrow Agent.  Escrow Agent undertakes to perform only such duties as are expressly set forth herein and no duties shall be implied.  Escrow Agent shall have no liability under and no duty to inquire as to the provisions of any agreement other than this Escrow Agreement.  Escrow Agent shall not be liable for any action taken or omitted by it in good faith except to the extent that a court of competent jurisdiction determines that Escrow Agent’s gross negligence or willful misconduct was the primary cause of any loss to Buyer or Seller.  Escrow Agent’s sole responsibility shall be for the safekeeping and disbursement of the Escrow Funds in accordance with the terms of this Escrow Agreement.  Escrow Agent shall have no implied duties or obligations and shall not be charged with knowledge or notice of any fact or circumstance not specifically set forth herein.  Escrow Agent may rely upon any notice, instruction, request or other instrument, not only as to its due execution, validity and effectiveness, but also as to the truth and accuracy of any information contained therein, which Escrow Agent shall reasonably believe to be genuine and to have been signed or presented by the person or parties purporting to sign the same.  Except as required in Section 5 above, Escrow Agent shall not be obligated to take any legal action or commence any proceeding in connection with the Escrow Funds, any account in which Escrow Funds are deposited, this Escrow Agreement or the Stock Purchase Agreement, or to appear in, prosecute or defend any such legal action or proceeding.  Escrow Agent may consult legal counsel selected by it in the event of any dispute or question as to the construction of any of the provisions hereof or of any other agreement or of its duties hereunder, or relating to any dispute involving any party hereto, and shall incur no liability and shall be fully indemnified from any liability whatsoever in acting in accordance with the opinion or instruction of such counsel.  Buyer and Sellers, jointly and severally, shall promptly pay upon demand, the reasonable fees and expenses of any such counsel.

Escrow Agent is authorized, in its sole discretion, to comply with orders issued or process entered by any court with respect to the Escrow Funds, without determination by Escrow Agent of such court’s jurisdiction in the matter.  If any portion of the Escrow Funds is at any time attached, garnished or levied upon under any court order, or in case the payment, assignment, transfer, conveyance or delivery of any such property shall be stayed or enjoined by any court order, or in case any order, judgment or decree shall be made or entered by any court affecting such property or any part thereof, then and in any such event, Escrow Agent is authorized, in its sole discretion, to rely upon and comply with any such order, writ, judgment or decree which it is advised by legal counsel selected by it is binding upon it without the need for appeal or other action; and if Escrow Agent complies with any such order, writ, judgment or decree, it shall not be liable to any of the parties hereto or to any other person or entity by reason of such compliance even though such order, writ, judgment or decree may be subsequently reversed, modified, annulled, set aside or vacated.

9.           Indemnification of Escrow Agent.  From and at all times after the date of this Escrow Agreement, Buyer and Sellers, jointly and severally, shall, to the fullest extent permitted by law, defend, indemnify and hold harmless Escrow Agent and each director, officer, employee, attorney, agent and affiliate of Escrow Agent (collectively, the “Indemnified Parties”) against any and all actions, claims (whether or not valid), losses, damages, liabilities, costs and expenses of any kind or nature whatsoever (including without limitation reasonable attorneys’ fees, costs and expenses) incurred by or asserted against any of the Indemnified Parties from and after the date hereof, whether direct, indirect or consequential, as a result of or arising from or in any way relating to any claim, demand, suit, action or proceeding (including any inquiry or investigation) by any person, including without limitation Buyer or Sellers, whether threatened or initiated, asserting a claim for any legal or equitable remedy against any person under any statute or regulation, including, but not limited to, any federal or state securities laws, or under any common law or equitable cause or otherwise, arising from or in connection with the negotiation, preparation, execution, performance or failure of performance of this Escrow Agreement or any transactions contemplated herein, whether or not any such Indemnified Party is a party to any such action, proceeding, suit or the target of any such inquiry or investigation; provided, however, that no

Indemnified Party shall have the right to be indemnified hereunder for any liability finally determined by a court of competent jurisdiction, subject to no further appeal, to have resulted solely from the gross negligence or willful misconduct of such Indemnified Party. Each Indemnified Party shall, in its sole discretion, have the right to select and employ separate counsel with respect to any action or claim brought or asserted against it, and the reasonable fees of such counsel shall be paid upon demand by Buyer and Sellers jointly and severally; provided, however, that any such fees shall be refunded immediately to Buyer and Sellers if it is determined that the Indemnified Parties had no right to be indemnified hereunder.  The obligations of Buyer and Sellers under this Section 9 shall survive any termination of this Escrow Agreement and the resignation or removal of Escrow Agent.

The parties agree that neither the payment by Buyer or Sellers of any claim by Escrow Agent for indemnification hereunder nor the disbursement of any amounts to Escrow Agent from the Escrow Funds in respect of a claim by Escrow Agent for indemnification shall impair, limit, modify, or affect, as between Buyer and Seller, the respective rights and obligations of Buyer, on the one hand, and Sellers, on the other hand, under the Stock Purchase Agreement.  As between Buyer and Sellers (but without diminishing their joint and several obligations as aforesaid to the Indemnified Parties), Buyer and Sellers shall contribute to any such indemnification in accordance with applicable provisions of the Stock Purchase Agreement.

10.           Fees and Expenses of Escrow Agent.  Buyer shall compensate Escrow Agent for its services hereunder in accordance with Schedule A attached hereto and, in addition, shall reimburse Escrow Agent for all of its reasonable out-of-pocket expenses, including attorneys’ fees, travel expenses, telephone and facsimile transmission costs, postage (including express mail and overnight delivery charges), copying charges and the like.  The additional provisions and information set forth on Schedule A are hereby incorporated by this reference, and form a part of this Escrow Agreement.  All of the compensation and reimbursement obligations set forth in this Section 10 shall be borne by Buyer upon demand by Escrow Agent.  The obligations of Buyer under this Section 10 shall survive any termination of this Escrow Agreement and the resignation or removal of Escrow Agent.  If Buyer fails to compensate Escrow Agent for its services after reasonable notice, Escrow Agent is authorized to, and may, disburse to itself from the Escrow Funds, from time to time, the amount of any compensation and reimbursement of out-of-pocket expenses due and payable hereunder (including any amount to which Escrow Agent or any Indemnified Party is entitled to seek indemnification pursuant to Section 9 hereof).  Escrow Agent shall notify Buyer and Seller Representative of any disbursement from the Escrow Funds to itself or any Indemnified Party in respect of any compensation or reimbursement hereunder and shall furnish to Buyer and Seller Representative copies of all related invoices and other statements.  Buyer and Sellers hereby grant to Escrow Agent and the Indemnified Parties a security interest in and lien upon the Escrow Funds to secure all obligations with respect to the right to offset the amount of any compensation or reimbursement due any of them hereunder (including any claim for indemnification pursuant to Section 9 hereof) against the Escrow Funds.  If for any reason funds in the Escrow Funds are insufficient to cover such compensation and reimbursement, Buyer and Sellers shall promptly pay such amounts to Escrow Agent or any Indemnified Party upon receipt of an itemized invoice.

11.           Representations and Warranties.  Each of Buyer and each of the Sellers, to the extent applicable to it, respectively makes the following representations and warranties to Escrow Agent:

a.           It is duly organized, validly existing, and in good standing under the laws of the state of its incorporation or organization, and has full power and authority to execute and deliver this Escrow Agreement and to perform its obligations hereunder.

b.           This Escrow Agreement has been duly approved by all necessary action, including any necessary shareholder or membership approval, has been executed by its duly authorized officers, and constitutes a valid and binding agreement enforceable in accordance with its terms.

c.           The execution, delivery, and performance of this Escrow Agreement is in accordance with the Stock Purchase Agreement and will not violate, conflict with, or cause a default under its articles of incorporation, articles of organization, bylaws, partnership agreement, management agreement or other organizational document, as applicable, any applicable law or regulation, any court order or administrative ruling or decree to which it is a party or any of its property is subject, or any agreement, contract, indenture, or other binding arrangement, including without limitation the Stock Purchase Agreement, to which it is a party or any of its property is subject.

d.           The applicable persons designated on Schedule A hereto have been duly appointed to act as Representatives hereunder and have full power and authority to execute and deliver any Joint Written Direction, to amend, modify or waive any provision of this Escrow Agreement and to take any and all other actions as the Representatives under this Escrow Agreement, all without further consent or direction from, or notice to, it or any other party.

e.           No party other than the parties hereto has, or shall have, any lien, claim or security interest in the Escrow Funds or any part thereof.  No financing statement under the Uniform Commercial Code is on file in any jurisdiction claiming a security interest in or describing (whether specifically or generally) the Escrow Funds or any part thereof.

f.           All of its representations and warranties contained herein are true and complete as of the date hereof.

12.           Patriot Act.  To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify and record information that identifies each person who opens an account. For a non-individual person such as a business entity, a charity, a trust or other legal entity Escrow Agent will ask for documentation to verify its formation and existence as a legal entity. Escrow Agent may also ask to see financial statements, licenses, identification and authorization documents from individuals claiming authority to represent the entity or other relevant documentation.

13.           Consent to Jurisdiction and Venue.  In the event that any party hereto commences a lawsuit or other proceeding relating to or arising from this Escrow Agreement and such lawsuit includes Escrow Agent as a party thereto, the parties hereto agree that any federal court (and any corresponding appellate court) located in Orange County, California shall have the sole and exclusive jurisdiction over any such proceeding.  If such court lacks federal subject matter jurisdiction, the parties agree that any state court (and any corresponding appellate court) located in Orange County, California shall have the sole and exclusive jurisdiction.  Any of these courts shall be proper venue for any such lawsuit or judicial proceeding and the parties hereto waive any objection to such venue.  The parties hereto consent to and agree to submit to the jurisdiction of any of the courts specified herein and agree to accept service of process to vest personal jurisdiction over them in any of these courts.

14.           Notice.  All notices, approvals, consents, requests, and other communications hereunder shall be in writing and shall be deemed to have been given when the writing is delivered if given or delivered by hand, overnight delivery service or facsimile transmitter (with confirmed receipt) to the address or facsimile number set forth on Schedule A hereto, or to such other address as each party may designate for itself by like notice, and shall be deemed to have been given three (3) days after the date deposited in the mail, if mailed, by first-class, registered or certified mail, postage prepaid, addressed as set forth on Schedule A hereto, or to such other address as each party may designate for itself by like notice.

15.           Amendment or Waiver.  This Escrow Agreement may be changed, waived, discharged or terminated only by a writing signed by Buyer and Seller Representative and Escrow Agent.  No delay or omission by any party in exercising any right with respect hereto shall operate as a waiver.  A waiver on any one occasion shall not be construed as a bar to, or waiver of, any right or remedy on any future occasion.

16.           Severability.  To the extent any provision of this Escrow Agreement is prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Escrow Agreement.

17.           Governing Law.  This Escrow Agreement shall be construed and interpreted in accordance with the internal laws of the State of California without giving effect to the conflict of laws principles thereof.

18.           Entire Agreement.  This Escrow Agreement constitutes the entire agreement between the parties relating to the holding, investment and disbursement of the Escrow Funds and sets forth in their entirety the obligations and duties of Escrow Agent with respect to the Escrow Funds.

19.           Binding Effect.  All of the terms of this Escrow Agreement, as amended from time to time, shall be binding upon, inure to the benefit of and be enforceable by the respective successors and assigns of Buyer, Sellers, and Escrow Agent.

20.           Execution in Counterparts.  This Escrow Agreement and any Joint Written Direction may be executed in two or more counterparts, which when so executed shall constitute one and the same agreement or direction.

21.           Termination.  Upon the first to occur of the disbursement of all amounts in the Escrow Funds pursuant to Joint Written Directions or the disbursement of all amounts in the Escrow Funds into court pursuant to Section 5 or Section 8 hereof, this Escrow Agreement shall terminate and Escrow Agent shall have no further obligation or liability whatsoever with respect to this Escrow Agreement or the Escrow Funds.

[signature pages to follow]

IN WITNESS WHEREOF, the parties hereto have caused this Escrow Agreement to be executed as of the date first above written.

“Buyer”:
AUXILIO, INC.
By: /s/ Joseph J. Flynn Name: Joseph J. Flynn Title: President & Chief Executive Officer

“Sellers”:
/s/ Mike Gentile Mike Gentile
/s/ Jason Houlden Jason Houlden
/s/ Ethan Miller Bazemore Ethan Miller-Bazemore
/s/ Hiep Ong Hiep Ong
/s/ Henning Schwalbe Henning Schwalbe
/s/ Peter Glynn Peter Glynn
/s/ Huy Nguyen Huy Nguyen
/s/ Chris Rogers Chris Rogers

“Escrow Agent”:
Colonial Stock Transfer
By: /s/ Dan Carter Name: Dan Carter Title: Vice President

SCHEDULE A

1.           Initial Deposit to Cash Escrow Fund.

Cash Escrow Amount:	$100,000

Wiring instructions:	Key Bank FBO Colonial Stock Transfer
2299 Highland Drive
Salt Lake City, Utah 84106

ABA Routing Number:	XXXXXXXXX
Swift Code:	XXXXXXXX
FBO Account Number:	XXXXXXXXXXXX
Reference:	Auxilio Delphiis Escrow

2.           Escrow Agent Fees.

One-Time Escrow Fee:.................................................................................................................................................................................................... $2,500

3.	Taxpayer Identification Numbers.

Buyer.......................................................................................................[Separately provided to Escrow Agent on Form W-9]

Seller........................................................................................................[Separately provided to Escrow Agent on Form W-9]

4.	Escrow Period; Termination and Disbursement.

Unless earlier terminated in accordance with the provisions of the Escrow Agreement, the Escrow Period will terminate on July 7, 2015; provided, that if any Claim is pending at the expiration of the Escrow Period, then the Escrow Funds shall continue to be held, and invested and reinvested, in accordance with the terms of the Escrow Agreement until ultimately disbursed in full in accordance with Section 4 thereof, and the Escrow Agreement shall remain in full force and effect until such final disbursement of all Escrow Funds.

5.           Representatives.

The following person is hereby designated and appointed as Buyer Representative under the Escrow Agreement:

Paul T. Anthony                                /s/ Paul T. Anthony
Name                                                                                 Specimen signature

The following persons are hereby designated and appointed as the representative of Seller and as the Seller Representative under the Escrow Agreement:

Mike Gentile                                       /s/ Mike Gentile
Name                                                                                Specimen signature

6.           Notice Addresses.

If to Buyer or Buyer
Representative at:                                Auxilio, Inc.
26300 La Alameda, Suite 100
Mission Viejo, CA 92691
Phone:  (949) 614-0698
Attn:  Paul T. Anthony, CFO

with a copy to:

Kirton McConkie
60 E. South Temple, Suite 1800
Salt Lake City, Utah
Fax:  (801) 212-2006
Phone:  (801) 321-4864
Attn:  Alexander N. Pearson

If to Seller or Seller
Representative at:                                Mike Gentile
40 Via Agradar
San Clemente, California 92673
(949) 282-8633

with a copy to:

Ethan Miller-Bazemore
15621 Mayflower Lane
Huntington Beach, California 92647
(714) 585-8906

If to the Escrow                                   Colonial Stock Transfer
Agent at:                                              66 Exchange Place
   Salt Lake City, Utah 84111
  Attn: Jason Carter
  Telephone: (801) 355-5740
  Facsimile: (801) 355-6505

EXHIBIT D

Form of Seller Questionnaire

SELLER REPRESENTATION LETTER

Auxilio, Inc.
26300 La Alameda, Suite 100
Mission Viejo, CA 92691

Re:           Acquisition of Shares of Common Stock of Auxilio, Inc.

Ladies and Gentlemen:

The undersigned understands that Auxilio, Inc., a Nevada corporation (the “Company”), has or will acquire all issued and outstanding shares of capital stock of Delphiis, Inc., a California corporation (“Delphiis”), in exchange for cash and shares of the Company’s common stock pursuant to the terms and conditions of a Stock Purchase Agreement of even date herewith, by and among the Company, Delphiis and the stockholders of Delphiis (the “Purchase Agreement”).  The undersigned is a stockholder of Delphiis and therefore shall be entitled to receive the number of shares of the Company’s common stock set forth in the Purchase Agreement.

In connection with the acquisition by the undersigned of the above shares of the Company’s common stock (the “Securities”), and in order to permit the Company to document its compliance with applicable corporate and securities laws, the undersigned represents that the Securities are being acquired without a view to, or for resale in connection with, any distribution of such Securities or any interest therein without registration or other compliance under the Securities Act of 1933, as amended (the “Securities Act”), and that the undersigned has no direct or indirect participation in any such undertaking or in the underwriting of such an undertaking.

The undersigned understands that the Securities have not been registered, but are being acquired by reason of a specific exemption under the Securities Act as well as under certain state statutes for transactions by an issuer not involving any public offering and that any disposition of the subject Securities may, under certain circumstances, be inconsistent with this exemption and may make the undersigned an “underwriter” within the meaning of the Securities Act.

The undersigned acknowledges that the Securities must be held and may not be sold, transferred, or otherwise disposed of for value unless they are subsequently registered under the Securities Act or an exemption from such registration requirements is available; the Company is under no obligation to register the Securities under the Securities Act except as may be expressly agreed to by it in writing; the Company’s registrar and transfer agent will maintain a stop transfer order against the registration of transfer of the Securities; and the certificates representing the Securities will bear  legends in substantially the following form so restricting the sale of such Securities.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND ARE “RESTRICTED SECURITIES” WITHIN THE MEANING OF RULE 144 PROMULGATED UNDER THE SECURITIES ACT.  THESE SECURITIES MAY NOT BE RESOLD OR TRANSFERRED WITHOUT REGISTRATION UNDER THE SECURITIES ACT OR THE AVAILABILITY OF AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS.

The undersigned further acknowledges and agrees that the Company may refuse to register any transfer of the Securities in the absence of compliance with rule 144 promulgated under the Securities Act unless the undersigned furnishes the Company with a “no action” or interpretative letter from the Securities and Exchange Commission or an opinion of counsel reasonably acceptable to the Company stating that the transfer is proper; further, unless such letter or opinion states that the Securities are free of any restrictions under the Securities Act, the Company may refuse to transfer the Securities to any transferee who does not furnish in writing to the Company the same representations and agree to the same conditions with respect to such Securities as set forth herein.  The undersigned further acknowledges and agrees that the Company may also refuse to transfer the Securities if any circumstances are present reasonably indicating that the transferee’s representations are not accurate.

The undersigned represents that he/she has received from the Company the information specified in Rule 502(b)(2) of Regulation D under the Securities Act a reasonable period of time prior to the closing of the transaction contemplated under the Purchase Agreement.   In order to allow the Company to determine whether the undersigned is an accredited investor as defined in Rule 501 of Regulation D promulgated under the Securities Act, the undersigned:  (please check appropriate items)

_____
1.  is a natural person whose individual net worth, or joint net worth with that person’s spouse, at the time of purchase exceeds $1,000,000 excluding the value of the primary residence of such natural person and any amount of debt secured by his or her primary residence incurred within the past 60 days;

_____
2.  The undersigned is a natural person who had an income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

_____
3.  The undersigned is a trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) under the Securities Act;

_____	4. The undersigned is a private business development company as defined in Section 202(a)(22) of the Investment Advisors Act of 1940;

_____
5.  The undersigned is an organization described in Section 501(c)(3) of the Internal Revenue Code, a corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

_____
6.  The undersigned is an entity in which all of the equity owners are accredited investors.  (NOTE: If the undersigned is an entity which qualifies as an accredited investor only because all of its equity owners are accredited investors, each equity owner of the undersigned must be an accredited investor and must complete an investment representation letter.)

_____
7.  The undersigned does not meet any of the above definitions of “accredited investor.”  The undersigned represents that he/she has received from the Company the information specified in Rule 502(b)(2) of Regulation D under the Securities Act a reasonable period of time prior to the closing of the transaction contemplated under the Purchase Agreement.

The residency of the undersigned is set forth beneath the undersigned’s name below and such residency of the undersigned is true and correct.  Unless otherwise indicated on the signature block below, the undersigned resides and votes in such state of residency, and has a driver’s license issued from such state.

Dated: _______________________	___________________________________
Signature

____________________________________
Signature of Joint Subscriber, if Any

____________________________________
Please Print Name(s)

____________________________________
Street Address

____________________________________
City, State and Zip Code

____________________________________
Social Security No. or Tax I.D. No.